10.2 AMENDED AND RESTATED JOINT VENTURE AGREEMENT, DATED AS OF NOVEMBER 4. 1998, AND AS AMENDED THROUGH JULY 31, 1999.

                              AMENDED AND RESTATED

                           LIMITED LIABILITY C OMPANY

                               OPERATING AGREEMENT

                                       OF

                           BIOMEDICAL DIAGNOSTICS, LLC

                                  SCHEDULE "A"
                       DESCRIPTION OF MANAGEMENT SERVICES

1. Review existing corporate objectives, strategies and utilization of resources. Develop present, implement and maintain an operational business plan which sets out:

         o        Objectives of BioLabs
         o        Strategies for achieving objectives;
         o        Timeframe for meeting objectives, milestones;
         o        Resources required;
         o        Allocation and utilization of resources; and
         o        Other matters consistent with and operational business plan.


2. Keep the Board of Directors apprised of corporate developments and activities:

         o        Performance compared to the operational business plan;
         o        Economic,  industry  and  business  matters  that  may  impact
                  BioLabs; and
         o        Other matters of relevance.

3.       Build  orginization  (eg.  facilities,   personnel,  contract  research
         organizations,    collaborations,    strategic   alliances   etc.)   to
         successfully carry out the operational business plan.

4. Ensure expenditures are in accordance with approved budgets and the adequate funding is maintained.

5.       Provide policy and executive direction to Bilabs.

6.       Initiate  and  manage  progects  (eg.   acquisitions,   collaborations,
         research programs etc.) to provide new product, technologies and other growth opportunities for BioLabs.

7. Keep investors, brokers, analysts and others apprised of developments and activities of Biolabs.

            =======================================================
            |                                                     |
            |                                                     |
            |                                                     |
            |                                                     |
            |                AMENDED AND RESTATED                 |
            |                                                     |
            |             LIMITED LIABILITY COMPANY               |
            |                                                     |
            |                OPERATING AGREEMENT                  |
            |                                                     |
            |                         OF                          |
            |                                                     |
            |                                                     |
            |             BIOMEDICAL DIAGNOSTICS, LLC             |
            |                                                     |
            |                                                     |
            |                                                     |
            |                                                     |
            |                                                     |
            |                                                     |
            |                                                     |
            |                                                     |
            |                                                     |
            |                                                     |
            |                     Dated as of                     |
            |                                                     |
            |                  November 4, 1998                   |
            |                                                     |
            =======================================================

                               TABLE OF CONTENTS

 ARTICLE I
         DEFINITIONS

 ARTICLE 11
         ORGANIZATION
                  2.1      Forination
                  2.2      Name
                  2.3      Purpose
                  2.4      Duration
                  2.5      Registered Office and Resident Agend
                  2.6      Conflicts of Interest

 ARTICLE III
         BOOKS, RECORDS AND ACCOUNTING

                  3.1      Books and Records
                  3.2      Fiscal Year; Accounting
                  3.3      Reports
                  3.4      Member's Accounts
                  3.5      Sale or Exchange of Interest

 ARTICLE IV
         CAPITAL CONTRIBUTIONS; PARTICIPATING PERCENTAGES
                  4.1      Capital Contributions; Participating Percentages
                           4.1.1    General
                           4.1.2    BioLabs Contributions
                           4.1.3    Biotheraples Contributions
                  4.2      Additional Commitments
                           4.2.1    BioLabs
                           4.2.2    Biotherapies
                  4.3      Additional Contributions

 ARTICLE V
         DISTRIBUTIONS
                  5.1      Amount and Time of Distributions
                  5.2      Distributions of Operating Cash Flow
                  5.3      Distributions of Capital Proceeds
                  5.4      Return of Capital
                  5.5      Distribution of Assets
                  5.6      Restricted Distributions

 ARTICLE VI
         PROFITS AND LOSSES

                  6.1      Profit and Loss Allocations
                           6.1.1    Profit Allocation
                           6.1.2    Loss Allocations
                  6.2      Liquidation

 ARTICLE VII
         DISPOSITION OF MEMBERSHIP INTERESTS
                  7.1      General
                  7.2      Permitted Dispositions
                           7.2.1    Assignment of Distributions
                           7.2.2    Transfer of Membership Interest
 ARTICLE VIII
         MEETINGS OF MEMBERS
                  8.1      Voting
                  8.2      Required Vote
                  8.3      Meetings
                  8.4      Consent


 ARTICLE IX
         MANAGEMENT
                  9.1      Management of Business
                  9.2      General Powers of Managers
                  9.3      Limitations
                  9.4      Standard of Care; Liability
                  9.5      Vacancies
                  9.6      Place of Meeting
                  9.7      Regular Meetings
                  9.8      Special Meetings
                  9.9      Notice
                  9.10     Meetings by Communications Facilities
                  9.11     Manager Action; Quorum
                  9.12     Adjournment
                  9.13     Action Without a Meeting
                  9.14     Removal
                  9.15     Confidentiality and Covenant Not to Compete

ARTICLE X
         OFFICERS
                  10.1     General
                  10.2     Tenn of Office, Resignation and Removal
                  10.3     Superior Responsibility
                  10.4     Customary Rules
                  10.5     President

ARTICLE XI
         PRODUCT DEVELOPMENT
                  11.1     Development Committee
                  11.2     Preparation of Development Plan and Budget

ARTICLE XII
         REGULATORY APPROVALS
                  12.1     Regulatory Approvals
                  12.2     Responsibility for Books and Records
                  12.3     Notice of Findings
                  12.4     Recall

 ARTICLE XIII
         INFRINGEMENT CLAIMS
                  13.1 Infringement Claims

 ARTICLE XIV
         REPRESENTATIONS AND WARRANTIES

                  14.1     Representations and Warranties of Blotherapies
                           14.1.1   Corporate Status
                           14.1.2   Corporate Authority
                           14.1.3   No Default
                           14.1.4   Third Party Consents
                           14.1.5   No Court Orders
                           14.1.6   No Regulatory Consents
                           14.1.7   Litigation
                           14.1.8   Title to License
                           14.1.9   Biotherapies Shares
                           14.1.10  No Additional Common Shares
                           14.1.11  No Transfer Restrictions
                           14.1.12  Not Insolvent
                           14.1.13  Compliance with Law
                           14.1.14  Year 2000 Compliance
                  14.2     Representations and Warranties of BioLabs
                           14.2.1   Corporate Status
                           14.2.2   Corporate Authority
                           14.2.3   No Default
                           14.2.4   Third Party Consents
                           14.2.5   No Court Orders
                           14.2.6   No Regulatory Consents
                           14.2.7   Litigation
                           14.2.8   BioLabs Shares
                           14.2.9   No Transfer Restrictions
                           14.2.10  Not Insolvent

 ARTICLE XV
         EXCULPATION OF LIABILITY; INDEMNIFICATION
                  15.1     Exculpation of Liability
                  15.2     Indemnification

 ARTICLE XVI
         DISPUTE RESOLUTION
                  16.1     Dispute Resolution

 ARTICLE XVII
         MISCELLANEOUS PROVISIONS
                  17.1     Terrns
                  17.2     Article Headings
                  17.3     Counterparts
                  17.4     Entire Agreement
                  17.5     Severability
                  17.6     Amendment
                  17.7     Notices
                  17.8     Binding Effect
                  17.9     Governing Law
                  17.10    No Third Party Rights
                  17.11    Time is of Essence
                  17.12    Other Actions
                  17.13    Accounting Terrns
                  17.14    Statutory References
                  17.15    Corporate Entity
                  17.16    Business Day
                  17.17    Drafting
                  17.18    Waiver
                  17.19    Sharing of Information
 APPENDIX A

 SCHEDULE"A

 SCHEDULE"B

 SCHEDULE"C

                                    RESTATED

                               OPERATING AGREEMENT

                                       FOR

                           BIOMEDICAL DIAGNOSTICS, LLC

                      A Michigan Limited Liability Company

     THIS RESTATED OPERATING AGREEMENT (the "Agreement"), dated August 6, 1999, and is made effective as of November 4, 1998 (the "Effective Date"), among Biotherapies Incorporated, a Michigan corporation with offices located at 5692 Plymouth Road, Ann Arbor, Michigan 48105 ("Biotherapies"), BioLabs Inc., a New York corporation with offices located c/o Richard S. Lane, One Old Country Road, Suite497, Carle Pla&, New York 11514 ("BioLabs"), and Biomedical Diagnostics, LLC, a Michigan limited liability company.

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement, the definitions set forth in Appendix A to this Agreement and the definitions set forth in this Article I apply.

     "Act" means the Michigan Limited Liability Company Act, being Act No. 23, Public Acts of 1993, as may be amended.

     "Additional Contribution" means a Member's obligation to make Capital Contributions in accordance with the provisions of Section 4.3 of this Agreement which are in addition to the initial Capital Contributions set forth in Section
4.1 of this Agreement.

     "Additional Products" means any potential diagnostic assay identified, developed or obtained by Biotherapies after the Effective Date and at any time while Blotherapies is a Member of the Company.

     "Admission Agreement" means the agreement executed by any new Member or by any assignee of any membership interest whereby the new Member agrees to be bound by the terms and conditions of this Agreement, the Articles and any other applicable laws or bylaws.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person in question, including without limitation, directors and principal officers any corporation or managers of any company..

     "Approvals" means any and all licenses, leases, permits, consents or other authorizations, including, without limitation, all approvals required by any relevant Regulatory Authority for the Development, Manufacturing and Marketing of any product in one or more countries.

     "Articles" means the Articles of Organization filed by the Company with the Department of Commerce of the State of Michigan, as may be amended.

     "Capital Contribution" means, with respect to any Member, the amount of money contributed by that Member to the Company and, if property other than money is contributed, the initial Gross Asset Value of such property, net of liabilities assumed or taken subject to by the Company.

     "Code" means the Internal Revenue Code of 1986 (4 successor thereto), as amended from time to time.

     "Company" means Biomedical Diagnostics, LLC, a Michigan limited liability company.

     "Contract" means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral.

     "Control," "Controls" or "Controlled" means: (1) the right to exercise, directly or indirectly, a majority of the votes that may be put at a meeting of the entity; or (11) the right to elect or appoint directly or indirectly a majority of the directors of the entity or other persons who have the night to manage or supervise the management of the affairs and business of the entity; or
(Iii) the ownership, directly or beneficially, of more than 50% of the equity of the entity.

     "Development" means with respect to any product, all work carried Out to develop the product, including without limitation, worked performed in accordance with a Development Program, and non-clinical and clinical studies required to obtain health regulatory Approvals for all countries in the world determined to be necessary or desirable by the Managers and all subsequent work required to maintain or defend such Approvals.

     "Development Plan" means the plan approved by the Managers for all Development of a product, which will include each Development Program approved by the Managers, estimates of all Development expenses of all such activity through to commercialization contemplated by this Agreement, and all other items deemed appropriate by the Managers.

     "Development Program" means a program developed by a Project Team and approved by the Managers for the Development of a product and will include a budget, tasks and timelmes.

     "License" means the license granted by the University of Michigan to Biotherapies for the exclusive use of Mammastatin technology, as more particularly described in the License Agreement between The University of Michigan and Biotherapies, dated March 29, 1996, and attached as Schedule "A" to this Agreement.

     "Mammastatin" means a protein produced by the normal mammary gland (breast) in humans that controls the growth of breast cancer cells, as more fully described under the discussion of "Technology" contained in the License.

     "Mammastatin Serum Assay" means a clinical assay system using the production of antiMammastatin monoclonal antibodies to assist in the screening of human patients with a high risk for breast cancer and in the diagnosis of the presence of breast cancer, as more fully described in Schedule "B" to this Agreement.

     " Manager(s)" means a person or persons designated i~rom time to time by the Members of the Company by appropriate resolution to manage the Company as provided in the Articles or in this Agreement.

     "Manufacturing" means with respect to any product, all work carried out to manufacture the product, including without limitation, work performed in accordance with a Manufacturing Program, all work required to meet good manufacturing practices and other regulations to obtain regulatory Approvals for all countries in the world determined to be necessary or desirable by the Managers and all subsequent work required to maintain or defend such Approvals.

     "Manufacturing Plan" means the plan approved by the Managers for all Manufacturing of a product, which will include each Manufacturing Program approved of by the Managers, estimates of all Manufacturing expenses of all such activity, and all other items deemed appropriate by the Managers.

     "Manufacturing Program" means a program developed by a Project Team and approved of by the Managers for the Manufacturing of a product and will include a budget, tasks an timelines.

     "Marketing" means with respect to any product, all work carried out to market the product, including without limitation, work perforined in accordance with a Marketing Program, all work required to meet all relevant regulations to obtain Approvals to market and distribute a product in all countries of the world deten-nined to be necessary or desirable by the Managers.

     "Marketing Plan" means the plan approved by the Managers for all Marketing of a product, which will include each Marketing Program approved by the Managers, estimates of all preMarketing and Marketing expenses, and all other items deemed appropriate by the Managers.

     "Marketing Program" means a program developed by a Project Team and approved of by the Managers for the Marketing of a product and will include a budget, tasks an timelines.

     "Member(s)" collectively refers to the individuals and entities who have an ownership interest in the Company and who either execute this Agreement or who shall hereafter be admitted as members of the Company and have executed an Admission Agreement. The term "Member" as used herein shall mean any individual or entity who is one of the Members of the Company.

     "Milestone" means the date that the Company first receives in the aggregate (not to be calculatedon any particular peni odic basis) $100,000 in gross revenue of anytypederived from any sale or license of the Marnmastatin Serum Assay and has completed the diagnostic clinical trials for some form of the Marnmastatin Serum Assay in the United States.

     "Officer(s)" means a person or persons designated from time to time by the Managers of the Company, pursuant to Article X of this Agreement, to operate the Company as provided in this Agreement. 1)

     "Participating Percentage" ineans the percentage ownership interest of each Member in the Company as set forth in this Agreement.

     "Performance Criteria" means theobligation ofthe Companyto: (i) complete clinical trials and obtain all necessary regulatory Approvals for Manufacturing the Marnmastatin Serum Assay in the United States on or before May 1, 2000; (11) obtain all necessary regulatory Approvals for Marketing the Mammastatin Serum Assay in the United States on or before November 1, 2000; (iii) begin Marketing the Mammastatin Serum Assay in the United States on or before November 1, 2001; and (iv) obtain gross sales revenue from sales of the Mammastatin Serum Assay equal to or exceeding $ 1,000,000 on or before November 1, 2002. By written agreement of all Members, the Performance Criteria may be waived.

     "Person" includes an individual, a firm, a corporation, a limited liability company, a syndicate, a partnership, a trust, an association, a joint venture, an incorporated organization or another entity.

     "Program Coordinator" means a Person appointed by the Managers to develop aparticular product for the Company.

     "Project Team"means Persons appointed by the Managers or applicable Program Coordinator to cooperation in the development of a particular product for the Company.

     "Proprietary Information" means all information, knowledge or data of an intellectual, technical, scientific or industrial nature in which the disclosing party has a proprietary or ownership interest or has a legal duty to protect, including, without limitation, technical data, drawings, photographs, specifications, standards, manuals, reports, formulas, compilations, processes, information, lists, trade secrets, computer software, programs, devices, concepts, inventions, designs, methods, technical infori-nation, unique combinations of separate items that individually may or may not be generally known, and items provided or disclosed to the disclosing party by third parties subject to restrictions on use or disclosure, whether oral or written, furnished by the disclosing party to the receiving party or any of its representatives, whether furnished or prepared before or after the date of this Agreement, and includes all analysis, compilations, data, studies, reports or other documents prepared by the receiving party based upon or including any such infort-nation, data or knowledge furnished by the disclosing party.

     " Regulations" means the pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as "Treasury Regulations" by the United States Department of the Treasury.

     "Regulatory   Authority"  means  any  regulatory  authority  or  government regulating of all or a portion of the Development, Manufactuning and Marketing of any product in a country. ARTICLE 11 ORGANIZATION

     2.1 Formation. The Company has been organized as a Michigan limited liability company under and pursuant to the Act by the filing of the Articles with the Department of Commerce of the State of Michigan. The Members shall cause the Articles to be filed upon execution of tills Agreement.

     2.2 Name. The name of the Company shall be Biomedical Diagnostics, LLC. The Company may also conduct its business under one or more assumed names.

     2.3  Purpose.   The  primary  purposes  of  the  Company  are  to  develop, manufacture, market, sell and distribute the Marnmastatin Serum Assay on an exclusive worldwide basis, and other diagnostic tools. The Company shall have all the powers necessary or convenient to effect any purpose for which it is fornled, including all powers granted by the Act.

     2.4 Duration. The Company shall continue in existence until its dissolution as provided under this Section 2.4.

     2.4.1 For purposes of this Agreement, "Termination Event" shall include:

         (a) The expiration of the period fixed in the Articles as the duration of the Company;

         (b) The dissolution of the Company in accordance with the Act;

         (c) (1) The breach by any Member of a material provision of this Agreement (other than the failure to make any initial Capital Contribution due under Section 4.1 of this Agreement or any payment to Biotheraples under Section
4.2 of this Agreement); (ii) such breach or failure remains unremedied for 30 consecutive days after notice in wniting thereof is given to the Member in breach; and (ill) written notice of termination from the other Member, which will be effective upon receipt;

         (d) (i) The dissolution of Biotherapies or BioLabs, or the appointment of a receiver or receiver-manager of any part of the property or business of Biotherapies or BioLabs, or the making of an assignment, proposal, or arrangement by Biotherapies or BioLabs for the benefit of creditors, or the filing of a petition in bankruptcy against Blotherapies or BioLabs, or the commencement of any proceedings under any bankruptcy or insolvency laws in respect of Blotherapies or BioLabs, or if Biotherapies or BioLabs discontinues its business; (ii) the failure of such event to be cured within 180 days of its occurrence; and (111) written notice of termination from the other Member, which will be effective upon receipt; or

         (e) (1) The failure by the Company to meet one orinore of the Performance Criteria; (il) the written notice by Biotherapies or BioLabs to the other Members terminating this Agreement; and (Iii) the expiration of 60 days after the written notice of termination and the failure of the Company to complete the Performance Criteria which had not been met prior to the date of the tennination notice provided under (11) above.

2.4.2 Upon a Termination Event, Blotherapies and BioLabs shall mutually agree (pursuant to good faith business negotiations) in writing which of Blotherapies or BioLabs shall purchase the entire membership interest in the Company of the other Member and shall mutually agree in writing to the terms of such purchase. If Blotherapies and BioLabs cannot mutually agree in writing to the transfer of one of the Member's membership interest as provided above within 90 days after a Termination Event, then the Company shall dissolve and its assets shall be distributed as provided in Section 6.2 of this Agreement.

2.4.3 As used in the Subsection 2.4.3, the term "BioLabs Payments" means the Capital Contributions due from BloLabs under Subsection 4.1.2 of this Agreement, and the payments to Biotherapies due from BioLabs under Subsection 4.2.1 of this Agreement. If BioLabs falls to make when due any one or more of the BioLabs Payments, then without any further action on the part of Biotherapies, BioLabs or the Company, the Participating Percentage of BioLabs shall automatically be reduced to the percentage which is equal to: (1) the aggregate amount all
BioLabs Payments made by BloLabs, divided by (11) $10,000,000. If the Participating Percentage of BioLabs is reduced under this Subsection 2.4.3, and on or before the date occurring 180 days after the due date of any BioLabs Payment which was not made, BioLabs makes such BioLabs Payment, then the Participating Percentage of BioLabs shall be immediately and without any further action on the part of Biotherapies, BioLabs or the Company, be increased to an amount equal to: (i) the aggregate amount all BioLabs Payments made by BioLabs, divided by (ii) $10,000,000. Notwithstanding anything contained in this Subsection 2.4.3 to the contrary and subject to Section 4.3, in no event shall the Participating Percentage of BioLabs be increased to more than fifty percent (50%) pursuant to this Subsection 2.4.3.

         2.5 Registered Office and Resident Agent. The registered office and resident agent, each as required under the Act, of the Company shall be as designated in the initial Articles or any amendment thereof The registered office and/or resident agent may be changed from time to time. Any such change shall be made in accordance with the Act. If the resident agent shall ever resign, the Company shall promptly appoint a successor.

         2.6 Conflicts of Interest.

         2.6.1 Unless otherwise expressly provided in this Agreement, nothing herein shall be construed to prevent any Member or a Manager, or any entity in which such person may have an interest, from dealing with the Company in the following circumstances: (a) with the consent of the Members or (b) if (i) the compensation paid or promised for such goods or services is reasonable and is paid only for goods aild services actually furnished to the Company, (ii) the goods or services to be furnished shall be reasonable for and necessary to the Company, (Ili) the terms for the furnishing of such goods or services shall be at least as favorable to the Company as would be attainable in an anns-length transaction; and (iv) all compensation paid is disclosed to all Members. The burden of proving reasonableness with respect to transactions described in Subsection 2.6. 1 (b) above shall be upon the Member or Manager receiving the payment.

         2.6.2 The Members may have other business interests and may engage in other activities in addition to those relating to the Company. The other business interests and activities of the Members may be of any nature or description and may be engaged in independently or with other Members. Neither the Company nor any Member shall have any right, by virtue of this Agreement or the Company created hereby, in or to such other ventures or activities of a Member or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, other than as to any action related to the Marnmastatin Serum Assay, shall not be deemed wrongful or improper.

                                   ARTICLE III
                          BOOKS, RECORDS AND ACCOUNTING

         3.1 Books and Records. The Company shall maintain complete and accurate books and records of the Company's business and affairs as required by the Act, or reasonably required by Biotherapies or BioLabs, and such books and records shall be kept at the Company's registered office. The Company shall also maintain at its offices a list of the names and addresses of all Members, which any Member or his or her designated representative may inspect during business hours upon reasonable notice to the Company. Any Manager may have complete access at any reasonable time without notice to such books and records to review them and to take extracts.

         3.2 Fiscal Year; Accounting. The Company's fiscal year shall be the calendar year. The accounting methods and principles to be followed by the Company shall be selected by the Managers.

         3.3 Reports. The Managers shall provide reports concerning the financial condition and results of operation of the Company and the Capital Accounts of the Members to the Members in the time, manner and form as the Managers deten-nine. Such reports shall be provided at least quarterly within 60 days after the end of each quarter or 90 days after the end of each calender year, and shall include a statement of each Member's share of profits, other items of income, gain, loss, deduction and credit, and such other information as Biotherapies or BioLabs reasonably requests.

         3.4 Member's Accounts. Separate Capital Accounts for each Member shall be maintained by the Company. Each Member's Capital Account shall refleit the Member's capital contributions and increases for the Member's share of any net income or gain of the Company. Each Member's Capital Account shall also reflect decreases for distributions made to the Member and the Member's share of any losses and deductions of the Company. All Capital Accounts shall reflect, and shall be maintained in accordance with, the provisions of Appendix A to this Agreement which is incorporated into this Agreement by this reference.

         3.5 Sale or Exchange of Interest. In the event of a permitted sale or exchange of some or all of a Member's interest in the Company, the Capital Account of the transferring Member shall become the Capital Account of the assignee, to the extent it relates to the portion of the interest transferred.

                                   ARTICLE IV
                CAPITAL CONTRIBUTIONS; PARTICIPATING PERCENTAGES

         4.1 Capital Contributions; Participating Percentages

         4.1.1 General. By the execution of this Agreement, Biotherapies and BioLabs each agree to make the Capital Contributions set forth in this
         Section 4. L The initial Participating Percentage of Biotherapies is 50% and the initial Participating Percentage of Biol-abs is 50%. The Participating Percentage of Blol-abs may be reduced pursuant to the provisions of Subsection 2.4.3 of this Agreement if and when such provisions apply. Any additional Member (other than an assignee of a membership interest who has been admitted as a Member) shall make the capital contribution set forth in an Admission Agreement. No interest shall accrue on any capital contribution and no Member shall have any right to withdraw or to be repaid any capital contribution except as provided in this Agreement.

4.1.2  BioLabs   Contributions.   BioLabs  shall  make  the  following   Capital
Contributions:

     (a) $500,000 to be paid to the Company within 90 days after the Effective Date to be used by the Company exclusively for the design and development of a laboratory for the testing and manufacturing of anti - Mammastatin monoclonal and other antibodies used for the Mammastatin Serum Assay; and

     (b) $ 1,000,000 to be paid to the Company on or before August 9, 1999, to be used by the Company exclusively for the ongoing development and support of a laboratory for the testing and manufacturing of anti - M ammastatin monoclonal and other antibodies used for the Marnmastatin Serum Assay.

4.1.3 Biotherapies Contributions. As a Capital Cont~bution to the Company, Blotherapies hereby grants to the Company an exclusive, nonassignable, nonsublicensable, royalty free, worldwide sublicense to use all of Blotherapies'right, title and interest under the License for the Development, Manufacturing, Marketing and sale of the Marnmastatin Serum Assay in accordance with the terms of this Agreement (the "Company License"); provided that if this Agreement has been terminated pursuant to Section 2.4. 1 (e) of this Agreement, then the Company License shall automatically, and without any action by any Manager or Member, be void and of no effect. The Company shall own and shall have all rights, including all Proprietary Infon-nation, in all Improvements (as defined below) to the Marnmastatin Serum Assay which are conceived and reduced to practice exclusively by the Company's personnel orby third party personnel working on the Company's behalf. For purposes of this Section 4.1.3, the terni "Improvements" means: (i) any alteration, modification, or enhancement to the Mammastatin Serum Assay which improves the effectiveness, efficiency, perfon-nance or other attribute of, or otherwise relates to, Mammastatin Serum Assay, or any element thereof, or (ii) any new product or material which performs substantially the same function as the Mammastatin Serum Assay but does so through a different method or process.

     The Company hereby agrees to pay to The University of Michigan four percent (4%) of the Net Sales (as defined under the License) of the Company for all Products (as defined under the License).

     For all purposes tinder this Agreement, the value of the Company License shall be deemed to be $1,500,000.

4.2 Additional Commitments.

4.2.1  BioLabs.  In addition to making the Capital  Contributions  described  in
Section 4.1 of this Agreement, BioLabs covenants and agrees that it will, as long as BioLabs remains a Member of the Company:

     (a)  Use   reasonable   commercial   efforts  to  seek  approval  from  the
shareholders or board of directors of BioLabs, as required, for the immediate appointment of Dr. Paul Ervin Jr. to the scientific advisory board of BioLabs;

     (b) Pay the amount of $500,000 to Biotherapies as follows: (1) $10,000 upon execution of this Agreement, and (ii) $490,000 within 60 days after tile
Effective Date to be used for the development of products utilizing the Mammastatin technology;

     (c) Pay an additional $500,000 to Biotherapies on or before April 15, 1999, to be used for the ongoing development of products utilizing the Marnmastatin technology;

     (d) Pay an additional $500,000 to Biotherapies on or before August 9, 1999, to be exclusively used for the ongoing development of products utilizing the Marnmastatin technology;

     (e) Pay an additional $ 1,000,000 to Biotherapies (to be exclusively used for the ongoing development of products utilizing the Mammastatin# technology) within 60 days after completion by the Company of diagnostic clinical trials for some form of the Mammastatin Serum Assay in the United States;

     (f) Pay an additional $ 1,000,000 to Biotherapies (to be exclusively used for the ongoing development of products utilizing the Marnmastatin technology) within 30 days after the date that the Company first achieves the Milestone;

     (g) Take any and all actions reasonably necessary to cause each of tile representations and warranties made by it under this Agreement, Including without limitation, the representations and warranties set forth in Article XIV of this Agreement, to remain true during the term of this Agreement;

     (h) Use commercially reasonable efforts to secure the quotation of shares of Biolabs' common stock on either the OTC Bulletin Board or the Nasdaq SmallCap Market as soon as practicable; and

     (i) Within 14 days of the date that the Company first achieves tile Milestone, issue to Biotherapies voting shares of the common stock of BioLabs constituting 5% of the total outstanding shares of all types on a fully diluted basis (i.e., taking into account all options, convertible debt, issued shares, or the like, whether vested or unvested, exercised or unexercised), such shares to be issued in accordance with all relevant securities and other laws, and subject to all applicable state and federal trading restnictions. All shares issued to Biotherapies under this Subsection 4.2. 1 (1) shall have, at the sole discretion of Biotherapies, the same voting, distribution, preference and other rights as any other shares, options, convertible debt, or the like, held by any shareholder of BioLabs. Upon issuance of any BioLabs' shares to Biotherapies under this Subsection 4.2.1 (1), Biotherapies shall execute a mutually agreeable written stock subscription agreement containing standard reasonable representations to be made by Biotherapies as required for such share issuance to comply with applicable securities laws. All stock certificates issued to Biotherapies shall contain a standard reasonable legend as to the restricted nature of the shares under applicable securities laws.

4.2.2  Biotherapies.  In  addition  to the Capital  Contributions  described  in
Section 4.1 of this Agreement, Biotherapies covenants and agrees that it will, as long as Biotherapies remains a Member of the Company:

     (a) Promptly notify BioLabs in writing of any opportunities for the development or commercialization of any Additional Product with an intention that should BioLabs be interested, the Members may negotiate a mutually agreed new alliance or similar arrangement with respect to such Additional Product;

     (b) Use reasonable commercial efforts to sA approval from the shareholders of Biotherapies for the immediate appointment of Dr. Ian Woods, or one other BioLabs nominee reasonably acceptable to Biotheraples, to the board of directors of Biotherapies;

     (c) Take any and all actions reasonably necessary to cause each of the representations and warranties made by it under this Agreement, including without limitation, the representations and warranties set forth in Article XIV of this Agreement, to remain true during the ten-n of this Agreement;

     (d) Continue to take such action and make such payments as are necessary at its own expense to maintain the License and all other Proprietary Information relevant to the Marnmastatin Serum Assay that it holds, if any, in good standing;

     (e) Use its best efforts to obtain, within 60 days of the Effective Date, an opinion from Biotherapies' intellectual property attorney as to the validity and exclusivity of the License and such other matters requested by the attorney for BioLabs, in a form satisfactory to BioLabs' attorney acting reasonably (this requirement is declared to be for the exclusive benefit of BioLabs);

     (f) Obtain directors and officers liability insurance with a minimum of $2,000,000 in coverage for Dr. Ian Woods in connection with his director capacity at Blothereapies; and

     (g) From the Effective Date through December 17, 1998, Biotherapies shall give to BioLabs written notice of a proposed sale or disposition of any shares of stock of Biotherapies the main purpose of which is to fund the development, manufacture, marketing or sale of any Additional Product, which notice (the "Financing Notice") shall contain the following: (i) a certificate on the part of Biotherapies stating that a bona fide offer has been received by Biotherapies or that Biotherapies intends to offer its stock for sale to any Person; (ii) the number or amount of Biotherapies' stock which is subject to the offer (the "Offered Stock"); (iii) the name of the Person from whom Biotherapies has received such offer, if applicable; (iv) the date on which the proposed sale is to take place; (v) the price per share at which the Offered Stock is proposed to be sold; and (vi) the terms upon which payment for the Offered Stock are to be made. Biotherapies hereby grants BioLabs a night of first refusal effective from the Effective Date through December 17, 1998 (a "Financing Offer"), to purchase the Offered Stock at the price and under the terms set forth in the Financing Notice; provided that such right of first refusal shall only apply to a proposed sale or disposition of any shares of stock of Biotherapies the main purpose of which is to fund the development, manufacture, marketing or sale of any Additional Product; provided further that any Financing Offer shall be void to the extent that BioLabs would own, on a fully diluted basis (i.e., taking into account all options, convertible debt, issued shares, or the like, whether vested or unvested, exercised or unexercised), more than 20% of the total issued and outstanding shares, on a fully diluted basis, of Blotherapies after exercising such right of first refusal.

     Any Financing Offer will be open for acceptance in whole or in part by BioLabs for a period of 30 days from the date of receipt of the Financing Notice by BioLabs (the "Offer Period"). To the degree that BioLabs does not accept the Financing Offer within the Offer Period, Biotherapies may accept and complete a financing on the same terins and conditions as set out in the Financing Offer within 90 days from the expiration of the Offer Period; otherwise Biotherapies must again comply with the provisions of this Section 4.2.2(g). If BioLabs accepts the Financing Offer in whole or in part within the Offer Period by providing notice in writing to Blotherapies, then Blotherapies will be bound to enter into an agreement with BioLabs on the terms and conditions of the Financing Offer as applicable with respect to that portion of the Financing Offer accepted.

     Biotherapies shall not sell any of the Offered Stock to any Person other than BioLabs unless and until Blotherapies has provided the Financing Notice to BioLabs and the Offered Period has expired. After providing BioLabs with a Financing Notice, Blotherapies shall not solicit or accept any other offer to purchase its stock unless and until the earlier of- (i) the expiration of the 90-day period referred above without Biotherapies completing a financing in accordance with the terins of the Financing Offer; (ii) Biotherapies has completed a financing in accordance with the terms of the Financing Offer; or
(iii) Biotherapies has terminated any financing contemplated under the Financing Offer.

     Notwithstanding anything in this Section 4.2.2 (g) to the contrary, the Financing Offer shall apply to all transactions occurring on or after December 18, 1998, solely if no contract, agreement or arrangement between Biotherapies and any third party (including, without limitation, any purchaser of Offered Stock, investment banker, stock broker, sales agent, or similar party) restricts or prohibits (in any manner) such Financing Offer. In each such case, Biotherapies shall provide BioLabs with a Financing Notice as otherwise provided above.

     4.3 Additional Contributions. In addition to the initial Capital Contributions made under Section 4.1 of this Agreement, the Managers may determine (in accordance with the provisions of Section 9.11 of this Agreement) from time to time that additional capital is needed to enable the

Company to conduct its business and affairs. Each Member shall be obligated to make any Additional Contribution in addition to any unfulfilled Capital Contribution. Any Member who has made that Member's Capital Contribution and any prior Additional Contribution, shall have the right, but not the obligation, to make the Additional Contributions of any Member that does not make its Additional Contribution within 60 days after the date that each Additional Contribution was due as specified by the Managers, or if no such date was specified, then within 6 months after the date that the Managers first voted for the subject Additional Contribution. Any Member making such extra Additional Contribution shall do so according to that Member's Participating Percentage in relation to all other Members' Participating Percentages who elect to make an extra Additional Contribution pursuant to this provision. The Participating Percentage of any Member making an extra Additional Contribution pursuant to this Section 4.3 shall increase in proportion to such extra Additional
Contribution. The Participating Percentage of any Member on whose behalf an extra Additional Contribution was made shall decrease in proportion to suchiextra Additional Contribution. Any change of a Participating Percentage pursuant to this Section 4.3 shall be made based upon the aggregate value of all capital contributions made by each Member (without regard to any payments made by any Member, or the obligations of any Member, under Section 4.2 of this Agreement) prior to the date of the applicable Additional Contribution, in proportion to the amount of the applicable Additional Contribution. By way of example only, if all of the Members contributed an amount equal to $3,000,000 in the aggregate prior to the date of an Additional Contribution, and a particular Member has made prior capital contributions equal to $1,500,000 and such Member makes an Additional Contribution equal to S 1,000,000, then such Member's Participating Percentage shall be increased to 62.5%.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1 Amount and Time of Distributions. "Operating Cash Flow" means the gross cash proceeds from the Company's operations less the portion thereof used to pay or establish reserves for Company expenses and fees, principal and interest payments on Company debt (including loans from any Member and Manager to the Company), capital improvements, replacements and contingencies, all determined by the Managers. Operating Cash Flow shall not be reduced by depreciation, amortization, or other similar non-cash allowances, and shall be increased by any reductions in reserve which, when previously established, reduced Operating Cash Flow. Distributions of Operating Cash Flow shall be made from time to time at the discretion of the Managers, but no less frequently than once each calendar quarter, in the order and priorities set forth in Section 5.2 of this Agreement. "Capital Proceeds" of the Company means the net cash proceeds from all sales, dispositions and refinancings of the Company's property, less any portion thereof used to make principal and interest payments on Company debt or established reserves, as detennined by the Managers in their sole discretion. Capital Proceeds shall be increased by any reductions or reserves which, when previously established, reduced Capital Proceeds. Distributions of Capital Proceeds shall be made from time to time in the discretion of the Manager, but no less frequently than quarterly, in the order and pniority set forth in
Section 5.3 of this Agreement.

     5.2 Distributions of Operating Cash Flow. Operating Cash Flow and any other available cash proceeds that are not Capital Proceeds shall be distributed from time to time among the Members pro rata based on their Participating Percentages.

     5.3   Distributions  of  Capital   Proceeds.   Capital  Proceeds  shall  be
distributed in the following order and priority:

     5.3.1 First, distributions shall be made to each Member, pro rata based on the unreturned Capital Contributions of each Member, until each such Member has received aggregate distributions pursuant to this Section 5.3.1 equal to such Member's Capital Contributions.

     5.3.2 Second, distributions shall be made to the')Members, pro rata based on their Participating Percentages.

     5.4 Return of Capital. No Member shall be entitled to the return of, or interest on, that Member's Capital Contributions except as provided herein.

     5.5 Distribution of Assets. If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined below) of the net profits or net losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distnibution.

     5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to any Member on account of such Member's Interest if such distribution would violate
Section 307 of the Act.

                                   ARTICLE VI
                               PROFITS AND LOSSES

     6.1  Profit and Loss Allocations.

     6.1.1  Profit  Allocation.  Except  as may be  required  by the  Code,  the
     Regulations, or this Agreement, and after taking into account the provisions of Appendix A to this Agreement, Profit (as defined in Appendix
     A) for any Fiscal Year shall be allocated as follows: (a) First, Profit shall be allocated to the Members pro rata based on the Losses (as defined in Appendix A) allocated to each Member in previous Fiscal Years pursuant to Section 6.1.2(b), until each Member has been allocated amount of Profits pursuant to this Section in the current and previous Fiscal Years equal to the Losses allocated to that Member in previous Fiscal Years pursuant to
     Section 6.1.2(b) of this Agreement; and (b) thereafter, Profit shall be allocated to the Members pro rata based on their Participating Percentages.

     6.1.2 Loss Allocations. Except as may be required by the Code, the Regulations, or this Agreement, and after taking into account the provisions of Appendix A to this Agreement, Loss for any Fiscal Year shall be allocated as follows: (a) First, Loss shall be allocated to the Members pro ratabased on theirProfit Account balances until each Member's Profit Account balance is reduced to zero; and (b) thereafter, Loss shall be a] located to the Members pro rata based on their Capital Contributions.

     6.2 Liquidation. Upon the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a Certificate of Dissolution has been filed as required by the Act. Upon dissolution of the Company, the business and affairs of the Company shall be wound up and the Company liquidated as rapidly as business circumstances pednit. The Members shall agree on the appointment of a liquidating trustee (who may or may not be a Member). The assets (other than Proprietary Information owned by the Company) of the Company shall be liquidated and the proceeds thereof shall be distnibuted (to the extent permitted by applicable law) in the following order: (a) first, to creditors; (b) second, for reserves reasonably required to provide for liabilities (contingent or otherwise) of the Company; (c) third, to the Members on account of positive Capital Account balances; (d) fourth, pro rata to Members based on Participating Percentages. Notwithstanding the foregoing, upon and after the dissolution of the Company, Blol-abs and Blotherapies shall have joint ownership of all Proprietary Inforl-nation, and any and all goodwill associated therewith, that was owned by the Company upon the date of dissolution, and may exercise all applicable rights of such ownership in the Proprietary Information.

                                   ARTICLE VII
                       DISPOSITION OF MEMBERSHIP INTERESTS

     7.1 General. Every sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other disposition of any membership interest shall be made only upon compliance with this Article. No membership interest shall be disposed of if. (a) the disposition would not comply with all applicable state and federal securities laws and regulations; or (b) the assignee of the membership interest falls to execute an Admission Agreement and to provide the Company with the inforl-nation and other agreements that the Managers may require in connection with such a disposition. Any attempted disposition of a membership interest in violation of this Article is void.

     7.2  Permitted Dispositions.

     7.2.1 Assignment of Distributions. A Member may assign such Member's right to receive distributions from the Company in whole or in part. The assignment of such right does not entitle the assignee to participate in the management and affairs of the Company or to become a Member. Such assignee is only entitled to receive, to the extent assigned, the distributions the assigning Member would otherwise be entitled.

     7.2.2 Transfer of Membership Interest. Subject to the provisions of Section
     7.1 of this Agreement, a Member may dispose or encumber its membership interest in the Company in whole or in part only in accordance with the terms and conditions of this Subsection 7.2.2. After a permitted disposition of a membership interest and compliance with the provisions of this Article VII, the substitute Member has, to the extent assigned, all of the rights and powers, and is subject to all of the restrictions and liabilities of a Member. If any Member receives abona fide offer for the sale, assignment (otherthan as provided in Subsection 7.2.1 of this Agreement), transfer, exchange, mortgage, pledge, grant, hypothecation or other disposition of all or any portion of such Member's membership interest in the Company, then the disposing Member (the "Selling Member") shall give to all other Members (the "NonSelling Members") at least 30 days written notice of the proposed transaction containing all of the following (the "Transfer Notice"): (1) a certificdte on the part of the Selling
     Member stating that a bona fide offer has been received by the Selling Member for the proposed transaction; (ii) a complete description of the proposed transaction, including without limitation, the percentage interest of the Company subject to the proposed transaction (the "Offered Company Interest"); (Ili) the name of the Person from whom the Selling Member has received such offer (the "Proposed Buyer"); (lv) the date on which the proposed transaction is to take place; (v) the price or consideration involved with the proposed transaction; and (vi) the terms upon which consideration for the Offered Company Interest are to be made. The Selling Member hereby grants to each Non-Selling Member a right of first refusal (a "Transfer Offer") to purchase the Offered Company Interest (or otherwise complete the proposed transaction in lieu of the Proposed Buyer) at the price and under the terms set forth in the Transfer Notice.

          Any Transfer Offer will be open for acceptance in whole or in part by each Non-Selling Member for a period of 30 days from the date of receipt of the Transfer Notice by each NonSelling Member (the "Transfer Offer Period"). To the degree that the Non-Selling Members do not accept the Transfer Offer within the Transfer Offer Period, the Selling Member may accept and complete the transaction on the same terins and conditions as set out in the Transfer Offer within 90 days from the expiration of the Transfer Offer Period; otherwise the Selling Member must again comply with the provisions of this Section 7.2.2. If a NonSelling Member accepts the Transfer Offer in whole or in part within the Transfer Offer Period by providing notice in writing to the Selling Member, then the Selling Member will be bound to enter into an agreement with each such Non-Selling Member on the terms and conditions of the Transfer Offer as applicable with respect to that portion of the Transfer Offer accepted. If more than one Non-Selling Member accepts the Transfer Offer, then each accepting Non-Selling Member shall complete the Transfer Offer on a pro rata basis based upon the Participating Percentage of each accepting Non-Selling Member.

                                  ARTICLE VIII
                               MEETINGS OF MEMBERS

     8.1 Voting. All Members shall be entitled to vote on any matter submitted to a vote of the Members. Notwithstanding anything contained in this Agreement to the contrary, the Members shall have the right to vote on the matters identified in Section 9.3 of this Agreement.

     8.2 Required Vote. Unless a greater vote is required by the Act, the Articles or this Agreement, the affirmative vote or consent of Members entitled to vote or consent on such matter assuring a majority in interest of the Participating Percentages is required to take or approve any action requiring a Member vote.

     8.3 Meetings. A meeting of Members for any propeOpurpose or purposes may be called at any time by the Managers or the holders of at least 10% of the Participating Percentages of all Members. The Company shall deliver or mail written notice stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than 10 and not more than 60 days before the date of the meeting. All meetings of Members shall be presided over by a Chairperson who shall be a Manager so designated by the Managers.

     8.3.1 Location. Company meetings will be held at a location in the United States mutually agreed to by all Members.

     8.4 Consent. Any action which, by law, may be taken at a meeting of the Members may be taken without a meeting if authorized by a writing signed by all of the Members. Any written consent under this Section 8.4 may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same. Any signature to such consent may be made by facsimile transmission or other means of delivering a written message. Each written consent under this Section 8.4 will have the same force and effect as an action of the Members voted at a meeting of the Members duly called and constituted, held on the date specified on the consent or, if no date is so specified, on the date of the signature of the last Member to execute the consent.

                                   ARTICLE IX
                                   MANAGEMENT

     9.1 Management of Business. The Company shall be managed by 4 Managers. The terms, duties, compensation and benefits, if any, of the Managers shall be determined by the Members and by this Agreement. Biotherapies shall appoint 2 Managers, and BioLabs shall appoint 2 Managers. Each Manager shall have one vote regardless of the Participating Percentage of any Manager or of any Member who appointed such Manager. Each Member may from time to time on not less than 48 hours written notice to each of the other Members, remove one or both of the Managers appointed by such Member, and replace such Manager(s) at its sole discretion. Each Member may on less than

48 hours written notice to each of the other Members, appoint one or more alternate Manager(s), any of whom may attend and act as a Manager in absence of the previously designated Manager for the term specified in the notice appointing the alternate Manager.

    9.2 General Powers of Managers. Except as may otherwise be provided in this Agreement, the ordinary and usual decisions concerning the business and affairs of the Company shall be made by the Managers. The Managers have the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company, including without limitation, the power to:

          (a) Approve the Development Plan, Manufacturing Plan and Marketing Plan for the Marnmastatin Serum Assay or any other product, and approve revisions to such plans;

          (b) Approve all annual operating budgets, capital plans, long-range plans and other plans, forecasts and projections for each Development Program, Manufacturing Program and Marketing Program presented to the Manager by the Project Team;

          (c) Review the progress of each Development Program, Manufacturing Program and Marketing Program on a calendar quarterly basis;

          (d) Make, amend and repeal from time to time rules and procedures, not inconsistent with the provisions of this Agreement, to regulate the business and affairs of the Company;

          (e)  Approve  the  fiscal  and  financial   policies  of  the  Company
     established by the President;

          (f)  Establish   accounting   procedures   and   accounting   policies
     applicable to the Company;

          (g) Purchase, lease or otherwise acquire any real or personal property;

          (h) Sell, convey, mortgage, grant a security interest in, pledge, lease, exchange or otherwise dispose of, or encumber any real or personal property;

          (i) Open one or more depository accounts and make deposits into and checks and withdrawals against such accounts in any amount;

          (j)   Borrow money, incur liabilities, and other obligations;

          (k) Enter into any and all agreements and execute any and all contracts, documents and instruments;

          (1) Create Officer positions, engage the Officers of the Company, define their respective duties other than as specifically provided in this Agreement, and establish their compensation or remuneration;

          (m) Establish pension plans, trusts, profit sharing plans and other benefit and incentive plans for Members, employees and agents of the Company;

          (n) Participate with others in partnerships, joint ventures and other associations and strategic alliances; and


          (o) Carry out such other duties as the Members from time to time direct.

     9.3 Limitations. Notwithstanding the foregoing and) any other provision contained in this Agreement to the contrary, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by any Manager on behalf of the Company except by vote of the Members holding a majority of the Participating Percentages of all of the Members with respect to: (a) the sale of all or substantially all of the assets and property of the Company; (b) any mortgage, grant of security interest, pledge or encumbrance upon all or substantially all of the assets and property of the Company; (c) any consolidation, merger or amalgamation of the Company; (d) any amendment or restatement of the Articles or this Agreement; (e) the commission of any act which would make it impossible for the Company to carry on its ordinary business and affairs; (0 any capital expenditures, leases of Company property or other commitments having a capital value of, or otherwise exceeding, $250,000; (g) any loans by the Company or a subsidiary to a Member or an Affiliate or any shareholders of such persons or their respective relatives; (h) any contracts between the Company or a subsidiary and a Member or an Affiliate or any shareholders of such persons or their respective relatives; (1) any transaction out of the ordinary course of business of the Company (provided that a transaction shall not be deemed to be out of the ordinary course of business solely because it occurs infrequently); 0) distribution of any of the Company's assets, in-kind or otherwise, to a Member or an Affiliate; (k) any employment by the Company or a subsidiary of any shareholder of a Member or an Affiliate or their respective relatives; (1) waiver or appointment of an auditor; (in) the issuance of any additional membership interest; or (n) any act that would contravene any provision of the Articles or this Agreement or the Act.

     9.4 Standard of Care; Liability. Every Manager shall discharge his or her duties as a Manager in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Company. A Manager shall not be liable for any monetary damages to the Company for any breach of such duties except for receipt of a financial benefit to which the Manager is not entitled; voting for or assenting to a distribution to Members in violation of this Agreement or the Act; or a knowing violation of the law.

     9.5 Vacancies. Any Manager vacancy shall be filled by the Member, in its sole discretion, who appointed (under Section 9.1 of this Agreement) the Manager who created the vacancy.

     9.6 Place of Meeting. Meetings of the Managers shall be held at any place (other than in Canada) within or without the State of Michigan which has been designated from time to time by resolution of the Managers or by written consent of all Managers.

     9.7 Regular Meetings. Regular meetings of the Managers shall be held at such time as the Managers may from time to time designate. Notice of all such regular Manager meetings shall be given as provided under Section 9.9 of this Agreement.

     9.8 Special Meetings. In addition to regular meetings, a special Manager meeting may be called for any purpose or purposes at any time by any Manager by providing written notice of such meeting to the President. A special meeting may also be called for any purpose or purposes at any time by the President. Special meetings of the Managers with be held at a location determined by a majority of the Managers (whether formally or informally obtained), or, failing such selection, at the location of the previous Manager meeting. Notice of all such special Manager meetings shall be given as provided under Section 9.9 of this Agreement.

     9.9 Notice. The President, or his appointee, will furnish each Manager with at least 7 days notice of each regular meeting and at least 48 hours notice of each special meeting of the Managers. Notices will be in writing and will set forth those matters which the Manager calling the meeting, or the President if the President called the meeting, instructs. Notices will be either delivered personally or transmitted by facsimile transmission addressed to each appointee at the facsimile number given by the appointee to the President. Notice of an adjourned meeting of the Managers is not required to be given if the time and place thereof is announced at the original meeting. Notice of any meeting of the Managers may at any time be waived by any appointee.

     9.10 Meetings by Communications Facilities. A meeting of the Managers may be held where one or more Managers participates by means of such communications facilities as permit all persons participating in the meeting to hear each other, and any Manager so participating will be deemed to have been present at that meeting.

     9.11 Manager Action; Quorum. A majority of the duly elected Managers shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Managers unless a greater majority is expressly required by law, the Articles of Organization or by this Agreement. ANY TIE VOTE BY THE MANAGERS SHALL BE DECIDED SOLELY BY THE PRESIDENT (OR OTHER APPOINTEE) OF BIOTHERAPIES IN HIS OR HER SOLE DISCRETION.

     9.12 Adjournment. A quorum of the Managers may adjourn any Manager's meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Managers present at any Manager's meeting, either regular or special, may adjourn such meeting until the time fixed for the next regular or special Managers meeting.

     9.13 Action Without a Meeting. Any action which, by law, may be taken at a meeting of the Managers may be taken without a meeting if authorized by a writing signed by all of the Managers. Any written consent under this Section
9.13 may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same. Any signature to such consent may be made by facsimile transmission or other means of delivering a written message. Each written consent under this Section 9.13 will have the same force and effect as an action of the Managers voted at a regular or special meeting of the Managers duly called and constituted, held on the date specified on the consent or, if no date is so specified, on the date of the signature of the last Manager to execute the consent.

     9.14 Removal. Subject to Section 9.1 of this Agreement, Managers may be removed for cause upon an affirmative vote of a majority in interest of the Participating Percentages of the Members entitled to vote or consent on such matter.

     9.15 Confidentiality and Covenant Not to Compete. Upon appointment, each Member shall cause each appointed Manager, and the Company shall cause each Officer, to execute a confidentiality and non-competition agreement in a form reasonably satisfactory to the Members. Additionally, upon execution of this Agreement, Dr. Paul R. Ervin Jr. and Dr. Ian Woods shall execute a confidentiality and non-competition agreement in a form reasonably satisfactory to the Members.

                                    ARTICLE X

                                    OFFICERS

     10.1 General. Except as may otherwise be provided in this Agreement, the day to day operation of the business and affairs of the Company shall be conducted by the Officers. All Officers shall be appointed by, and shall serve at the will of, the Managers. The Officer positions shall include a President and any other Officer(s) positions as established by the Managers from time to time. Each Officer shall have the rights and duties specified in this Agreement or by the Managers if not contrary to the terms of this Agreement.

     10.2 Term of Office, Resignation and Removal. An Officer shall hold office for the term for which elected or appointed and until the Officer's successor is elected or appointed and qualified, or until the Officer's resignation or removal. An Officer may resign by written notice to the President, or if the President is not available, or if the resigning Officer is the President, to all of the Managers. The resignation shall be effective upon its receipt by a person as above provided, or at a subsequent time specified in the notice of resignation. An Officer may be removed by the Managers with or without cause and with or without notice. The removal of an Officer shall be without prejudice to the Officer's contract rights, if any. The election or appointment of an Officer does not of itself create contract rights. An Officer may be suspended by the President, pending action by the Managers.

     10.3 Superior Responsibility. Unless otherwise provided by the Managers, all Officers shall act under the direction of the President.

     10.4 Customary Rules. To the extent the powers and duties of the several Officers are not provided from time to time by resolution or other directive of the Managers, the Officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of corporations or companies similar in organization and business purposes to the Company.

     10.5 President. Except to the extent that powers and duties are reserved to the Members or Managers under this Agreement, the President shall be the chief executive and administrative officer of the Company having all authorities normally associated therewith and has the power, on behalf of the Company, to do all things necessary or convenient to carry out the day to day operation of the business and affairs of the Company, including without limitation, the power to:

          (a) Approve objectives and schedules for each Development Program, Manufacturing Program and Marketing Program set by the Project Team and any variations, amendments, suspensions or deletions thereto that may be recommended by the Project Team;

          (b) Approve the composition of and staffing levels for the Project Team, including the appointment of the Program Coordinator;

          (c) Give general direction and guidance to each Project Team;

          (d) Subject to the approval of the Managers, establish fiscal and financial policies of the Company.

          (e) On behalf of the Company and the Members, coordinate and operate an adverse event reporting system;

          (f) Purchase, lease or otherwise acquire any property other than real property as long as such transaction does not obligate the Company to pay or assume liability more than $50,000;

          (g) Sell, convey, lease, exchange or otherwise dispose (other than by mortgage, grant of a security interest, pledge, or other encumbrance) any property other than real property;

          (h) Open one or more depository accounts and make deposits into and checks and withdrawals against such accounts, however the Managers must approve any check or withdrawal over $50,000;

          (i) Borrow money, incur liabilities, and other obligations of $50,000 or less;

          j) Enter into any and all agreements and execute any and all contracts, documents and instruments as long as such transaction does not obligate the Company to pay or assume liability more than $50,000;

          (k) Engage employees and agents (other than Officers of the Company), define their respective duties, and establish their compensation or remuneration;

          (1) Obtain insurance covering the business and affairs of the Company and its property and on the lives and well being of its Member employees and agents;

          (m) Commence, prosecute or defend any proceeding in the Company's name;

          (n) Carry out such other duties as the Managersirom time to time direct.

     For all purposes under this Section 10.5, all related transactions shall be combined to determine if any $50,000 threshold has been met.

                                   ARTICLE XI
                               PRODUCT DEVELOPMENT

     11.1 Development Committee. The Company shall undertake the Development of the Mammastatin Serum Assay, and any other product as the Managers from time to time determine, pursuant to the terms of this Agreement.

     11.2 Preparation of Development Plan and Budget. Within 75 days before the commencement of each calendar year, commencing with the 1999 calendar year, the Managers will consider and approve annually the Development Plan for each product of the Company (including, without limitation, the Mammastatin Serum Assay) or annual revision thereto and a budget for all planned Development expenses on a calendar year basis. The budget will designate expenditures listed in such budget as either discretionary or required items. The Development Plan will set forth in reasonable detail, for the following calendar year, all anticipated Development Programs and any non-routine activities which the Managers anticipate with respect to Development.

                                   ARTICLE XII
                              REGULATORY APPROVALS

     12.1 Regulatory Approvals. In respect of any products, the Company shall make submissions required to obtain health registration approvals in each country which the Managers determine is commercially desirable, and all subsequent submissions required to maintain or defend such approvals or amendments or supplements thereto in countries as the Managers will determine is commercially desirable.

     12.2 Responsibility for Books and Records. In respect of each product, all involved parties will maintain adequate books and records as required by the applicable boards of health and will comply with all applicable laws and regulations. Without limiting the generality of the foregoing, the Company and the Managers shall comply and have all contractors comply with current good manufacturing practice, good clinical practice, and good laboratory practice regulations which are in force or are hereafter adopted by any relevant Regulatory Authorities.

     12.3 Notice of Findings. Each Member and each Manager shall promptly notify all other Members and Managers in writing and on a timely basis, of any significant unusual physiochemical, pharmacological, toxicological or pharmacokinetic finding from experiments and/or clinical studies with each product.

     12.4 Recall. The Members and Managers will immediately contact each other in the event that any party has reason to believe that the recall of a product may be necessary. The Members and the Managers will fully cooperate and will, through the Managers, resolve any issues with respect to the recall of any such product including without limitation, the necessity of declaring the recall, the manner in which the recall should be conducted and the duration of the recall.

                                  ARTICLE XIII
                               INFRINGEMENT CLAIMS

     13.1 Infringement Claims.

     13.1.1 If at anytime during the term of this Agreement, any Manager or Member believes that a third party is infringing, or is threatening to infringe, any patent or other Proprietary Information owned by the Company or relating to any product developed, distributed, marketed or sold by the Company, including without limitation, the Marnmastatin Serum Assay, or any element thereof, then the Company shall initiate and maintain, at its sole expense, an action against such third party to cease its infringement, or threatened infringement, and to recover any and all damages, costs, and expenses arising out of the third party's infringement or threatened infringement.

     13.1.2 If the Company falls or refuses to initiate and maintain an action referred to in Subsection 13.1.1 above, then BioLabs or Biotherapies may, in its own name and in the Company's name, initiate and maintain the action, in which case BioLabs or Biotherapies, as applicable, will retain sole control over the prosecution and settlement of such action, shall retain the full amount of any and all damages, costs and/or expenses recovered in such action. In such case, BioLabs or Biotherapies, as applicable, shall be entitled to reimbursement by the Company for all costs and expenses of such action in excess of the recovery in such action. The Company and each Member and Manager shall provide all reasonable assistance, as well as all necessary authority to BioLabs or Biotherapies, as applicable, to carry out such action.

                                   ARTICLE XIV
                         REPRESENTATIONS AND WARRANTIES

     14.1 Representations and Warranties of Biotherapies. Biotherapies hereby represents and warrants to BioLabs that each of the statements set forth below is true and correct in all respects. Such representations, warranties, covenants and agreements constitute a material inducement to BioLabs to enter into this Agreement and to consummate the other transactions contemplated by this Agreement.

     14.1.1 Corporate Status. Biotherapies is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has all necessary corporate powers to own its assets, and carry on its business as now owned and operated.

     14.1.2 Corporate Authority. The execution and delivery of this Agreement and the consummation by Biotherapies of the transactions described herein have been duly authorized, and no further corporate action or authorization is necessary in connection therewith.

     14.1.3 No Default. The consummation by Biotherapies of the transactions contemplated herein will not result in or constitute: (1) a breach of any term or condition of this Agreement, (ii) a default or an event that, with notice or lapse of time or both, would constitute a default, breach or violation of the constituent documents of Biotherapies or any license, promissory note or other agreement, instrument or arrangement to which Biotherapies is a party, or (iii) an event that would pennit any party to terminate an agreement or to accelerate the maturity of any obligation of Biotherapies.

     14.1.4 Third Party Consents. There is no requirement under any Contract to which Biotherapies is a party to give any notice to or to obtain the consent or approval of, any party to such Contract relating to the consummation of the transactions contemplated by this Agreement.

     14.1.5 No Court Orders. No court orders have been made against Biotherapies and the execution and delivery of this Agreement by Biotherapies does not, and the consummation of the transactions contemplated herein will not, breach the terms of any order of any court.

     14.1.6 No Regulatory Consents. There is no requirement to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

14.1.7 Litigation. Other than as disclosed to BioLabs, there is no litigation or administrative or govenuriental proceeding or inquiry pending or to the knowledge of Biotherapies threatened against or relating to Biotherapies nor does Blotherapies know of or have reasonable grounds for believing that there is any basis for any action, proceeding, or inquiry.

14.1.8 Title to License. Biotherapies has all ownership and/or license rights necessary to perform its obligations and grant the Company License contained in this Agreement, and the License is in good standing in all material respects.

14.1.9 Biotherapies Shares. Blotherapies has authorized capital consisting of 1,440,000 shares which are divided into two (2) classes, 1,430,0A class A common shares, and 10,000 series A preferred shares. There are 912,060 class A common shares issued, outstanding, and fully paid, and 10,000 series A preferred shares issued, outstanding, and fully paid.

14.1.10 No Additional Common Shares. Except as set out in Schedule "C" hereto or as made pursuant to this Agreement, no person now has any agreement or other contract for the acquisition, purchase, subscription, allotment or issuance of any common shares in Biotherapies.

14.1.11 No Transfer Restrictions. No shareholder agreement or other contracts are in effect which affect transferability of the Biotherapies' common shares currently traded and outstanding.

14.1.12 Not Insolvent. Blotherapies is neither an "Insolvent person" nor a "bankrupt" as each such term is defined under the U.S. Bankruptcy Code.

14.1.13 Compliance with Law. Biotherapies is in material compliance with all relevant federal, state, municipal and local laws, statutes, ordinances, bylaws and regulations, and orders, directives and decisions rendered by any Regulatory Authority with respect to Mammastatin and the License.

14.1.14 Year 2000 Compliance. Any and all computer systems or other technology used by Biotherapies is Year 2000 Compliant. For the purposes of this Section, "Year 2000 Compliant" means a product or service that is able to accurately process, provide and receive date data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries (including leap year calculations) provided that all products (e.g. hardware, software, middleware and firmware) which interconnect with, or which are used in combination with, that product and service, are Year 2000 Compliant and are capable of properly exchanging date data, and provided that no unauthorized modifications or additions are made to the product or service.

14.2 Representations and Warranties of BioLabs. BjoLabs hereby represents and warrants to Biotherapies that each of the statements set forth below is true and correct in all respects. Such representations, warranties, covenants and agreements constitute a material inducement to Biotherapies to enter into this Agreement and to consummate the other transactions contemplated by this Agreement.

     14.2.1 Corporate Status. BioLabs is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all necessary corporate powers to own its assets, and carry on its business as now owned and operated.

     14.2.2 Corporate Authority. The execution and delivery of this Agreement and the consummation by BioLabs of the transactions described herein have been duly authorized, and no further corporate action or authorization is neJessary in connection therewith.

     14.2.3 No Default. The consummation by Biol-abs of the transactions contemplated herein will not result in or constitute: (1) a breach of any term or condition of this Agreement, (ii) a default or an event that, with notice or lapse of time or both, would constitute a default, breach or violation of the constituent documents of Biol-abs or any license, promissory note or other agreement, instrument or arrangement to which BioLabs is a party, or (iii) an event that would permit any party to ten-ninate an agreement or to accelerate the maturity of any obligation of BioLabs.

     14.2.4 Third Party Consents. There is no requirement under any Contract to which BioLabs is a party to give any notice to or to obtain the consent or approval of, any party to such Contract relating to the consummation of the transactions contemplated by this Agreement.

     14.2.5 No Court Orders. No court orders have been made against BioLabs and the execution and delivery of this Agreement by BioLabs does not, and the consummation of the transactions contemplated herein will not, breach the ternis of any order of any court.

     14.2.6 No Regulatory Consents. There is no requirement to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

     14.2.7 Litigation. There is no litigation or administrative or governmental proceeding or inquiry pending or to the knowledge of BioLabs threatened against or relating to BioLabs nor does BioLabs know of or have reasonable grounds for believing that there is any basis for any action, proceeding, or inquiry.

     14.2.8 BioLabs Shares. BioLabs has an authorized capital consisting of 200,000,000 shares broken into two classes, 100,000,000 common shares and 100,000,000 preferred shares, of which 8,119,036 common shares and 1,285,838 Class A Convertible Preferred Shares are currently issued and outstanding and are fully paid and non-assessable. BioLabs has all necessary authority to issue shares of its stock to Biotherapies in accordance with the provisions of Subsection 4.2. 1 (i) of this Agreement.

     14.2.9  No  Transfer  Restrictions.   No  shareholder  agreement  or  other
     contracts are in effect which affect transferability of the Biol-abs' common shares currently traded and outstanding.

     14.2.10 Not Insolvent. BioLabs is neither an "insolvent person" nor a "bankrupt" as each such term is defined under the U.S. Bankruptcy Code.

                                   ARTICLE XV
                   EXCULPATION OF LIABILITY; INDlkMNIFICATION

     15.1 Exculpation of Liability. Unless otherwise provided by law or expressly assumed, a person who is a Member or Manager, or both, shall not be liable to any other Member, any Manager, the Company, or any third party for the acts, debts or liabilities of the Company.

     15.2 Indemnification. Except as otherwise provided in this Article, the Company shall indemnify and hold harmless any Manager and may indemnify and hold harmless any employee or agent of the Company who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by or in the night of the Company, by reason of the fact that such person is or was a Manager, employee or agent of the Company against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if the person acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that such person reasonably believed to be in the best interests of the Company and with respect to a criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful. To the extent that a Manager, employee or agent of the Company has been successful on the merits or otherwise in defense of an action, suit or proceeding or in defense of any claim, issue or other matter in the action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including attomeys'fees, incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided herein. Any indemnification permitted under this Article, unless ordered by a court, shall be made by the Company only as authonized in the specific case upon a deten,nination that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made by a vote of the Members holding a majority of the total Participating Percentages of all Members who are not parties or threatened to be made parties to the action, suit or proceeding. Notwithstanding the foregoing to the contrary, no indemnification shall be provided to any Manager, employee or agent of the Company for or in connection with the receipt of a financial benefit to which such person is not entitled, voting for or assenting to a distribution to Members in violation of this Agreement or the Act, or a knowing violation of law.

                                   ARTICLE XVI
                               DISPUTE RESOLUTION

     16.1 Dispute Resolution. If a controversy, claim or dispute arises out of, or relating to, this Agreement (as may be amended), or the interpretation or application of the tenris of this Agreement, or any breach of this Agreement (the "Dispute"), the Members agree to use their best efforts to resolve the Dispute through good faith business negotiations, which shall be a condition precedent to the institution of any mediation or litigation. The Party cliiming the Dispute shall give written notice of the Dispute to each of the other Members containing sufficient detail to provide them with sufficient notice as to the Dispute. The good faith business negotiations must take place for at least 30 days after the written notice of the Dispute is provided (the "Negotiation Period"). If the Dispute is not resolved during the Negotiation Period, then the Members shall submit the Dispute to nonbinding mediation to be conducted in Ann Arbor, Michigan, by an independent qualified professional selected by mutual agreement. The fee of such professional shall be borne by the Company or equally by all Members, as agreed by the Members. If the Members cannot agree upon one independent qualified professional to mediate the Dispute within 30 days after the expiration of the Negotiation Period, then each Members shall select one independent qualified professional and the independent qualified professionals so selected shall select an alternative independent qualified professional who shall solely mediate the Dispute. The mediation shall be non-binding on the Members or the Company. Forinal litigation proceedings can be commenced in a court of competent junsdiction solely in the State of Washington by any Member if the mediation process does not result in a resolution of the Dispute as determined in the sole discretion of such Member, or if the mediation is not completed within 120 days after the expiration of the Negotiation Period.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

     17.1 Terms. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require.

     17.2 Article Headings. The Article headings contained in this Agreement have been inserted only as a matter of convenience and for reference, and in no way shall be construed to define, limit or describe the scope or intent of any provision of this Agreement.

     17.3 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same. This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

     17.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and contains all of the agreements among said parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or written, between said parties with respect to the subject matter hereof The documents attached to this Agreement and referred to herein are hereby incorporated into and made a part of this Agreement, but the contractual effect of such documents will be determined and limited entirely by the references to such documents contained in the main body of this Agreement.

     17.5 Severability. The invalidity or unenforceabili~ of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     17.6 Amendment. This Agreement may be amended or revoked at any time by a written agreement executed by all of the parties to this Agreement. No change or modification to this Agreement shall be valid unless in writing and signed by all of the parties to this Agreement.

     17.7 Notices. Any notice required or pennitted to be given hereunder will be in writing and may be delivered in person, by fax or by other recorded communication addressed to the respective parties at their address set forth on page one to this Agreement or such changed address or fax number as may be given by a party to the others by such written notice. Any such notice will be considered to have been given when personally delivered, or upon receipt of acknowledgment of receipt if sent by fax or other recorded communication. Any party may change its address or fax number for the purposes of this Section 17.7 by giving the other party written notice of the new address or fax number in the manner set forth above.

     17.8 BindingEffect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the parties, and their respective distributees, successors and assigns.

     17.9 Governing Law. This Agreement is being executed and delivered in the State of Michigan and shall be governed by, construed and enforced in accordance with the laws of the State of Michigan.

     17.10 No Third Party Rights. This Agreement is intended to create enforceable rights between the parties hereto only, and creates no rights in, or obligations to, any other Persons whatsoever.

     17.11 Time is of Essence. Time is of the essence in the performance of each and every obligation herein imposed.

     17.12 Other Actions. Each of the Members will use its reasonable best efforts to, and shall with reasonable diligence, take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation, executing and delivering or otherwise providing such further documents, instruments or information required by any party as reasonably necessary or desirable to effect the purpose and intent of this Agreement and to carry out its provisions.

     17.13 Accounting Terms. All accounting terms not otherwise defined have the meanings assigned to them in accordance with United States generally accepted accounting principles.

     17.14 Statutory References. Any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all Aendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulations.

     17.15 Corporate Entity. Any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity.

     17.16 Business Day. Any action to be taken pursuant to this Agreement on a day which is not a business day will be taken on the next succeeding business day.

     17.17 Drafting. Each party to this Agreement has cooperated in the drafting and preparation of this Agreement. Thus, in any construction to be made of this Agreement, the same will not be construed against any party.

     17.18 Waiver. No provision of this Agreement will be deemed to be waived unless such waiver is in writing. Any waiver of any default by any party hereto in the observance or of the perfon-nance of any part of this Agreement will not extend to or be taken in any manner to affect any other default.

     17.19 Sharing of Information. Biotherapies and BioLabs will make available and disclose to each other all information known by either party concerning the Mammastatin Serum Assay as of the date of this Agreement and at any time thereafter. All discoveries or inventions made by Biotherapies in the Additional Products will be promptly disclosed to BioLabs. Biotherapies and BioLabs will provide to the Company all raw data in original forin or a photocopy thereof for any and all work carried out in the course of the Development of the Mammastatin Serum Assay as reasonably requested by the other party.

     17.12 Other Actions. Each of the Members will use its reasonable best efforts to, and shall with reasonable diligence, take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation, executing and delivering or otherwise providing such further documents, instruments or information required by any party as reasonably necessary or desirable to effect the purpose and intent of this Agreement and to carry out its provisions.

     17.13 Accounting Terms. All accounting ternis not otherwise defined have the meanings assigned to them in accordance with United States generally accepted accounting principles.

     17.14 Statutory References. Any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all af6endments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulations.

     17.15 Corporate Entity. Any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity.

     17.16 Business Day. Any action to be taken pursuant to this Agreement on a day which is not a business day will be taken on the next succeeding business day.

     17.17 Drafting. Each party to this Agreement has cooperated in the drafling and preparation of this Agreement. Thus, in any construction to be made of this Agreement, the same will not be construed against any party.

     17.18 Waiver. No provision of this Agreement will be deemed to be waived unless such waiver is in writing. Any waiver of any default by any party hereto in the observance or of the perfon-nance of any part of this Agreement will not extend to or be taken in any manner to affect any other default.

     17.19 Sharing of Information. Blotherapies and BioLabs will make available and disclose to each other all information known by either party concerning the Mammastatin Serum Assay as of the date of this Agreement and at any time thereafter. All discoveries or inventions made by Blotherapies in the Additional Products will be promptly disclosed to BioLabs. Biotherapies and BioLabs will provide to the Company all raw data in original form or a photocopy thereof for any and all work carried out in the course of the Development of the Mammastatin Serum Assay as reasonably requested by the other party.

     17.20 Costs. Except as otherwise provided herein, each Member will be responsible for and will pay all taxes, costs, expenses and legal or other fees incurred by it in connection with the negotiations, settlement and execution of this Agreement and all matters related thereto and will indemnify and hold harmless the other Members from and against any and all liabilities or claims in respect to any such expenses, costs or fees.

ACCEPTED AND AGREED:

"THE COMPANY"                                    "MEMBERS"
                                                 Biotherapies Incorporated
                                                 a Michigan corporation

 By: /s/ James S. Arthurs                        By: /s/ Thomas D. Trimmer
 ------------------------------                  ------------------------------
 James S. Arthurs                                Thomas D. Trimmer
 Its: President                                  Its: President



 By: /s/ Earl Gregory McCartney                  By: /s/ Earl Gregory McCartney
 ------------------------------                  ------------------------------
 Earl Gregory McCartney                             Earl Gregory McCartney
 Its: Manager                                    Its: President

                                   APPENDIX A

     1. Adjustment to Allocations. It is the intention of the Members that Profit or Loss for each Fiscal Year will be allocated to the Members by Section
6.1 of this Agreement in such a manner that would cause each Member's Adjusted Capital Account Balance at the end of such Fiscal Year to equal the amount that would be distributed to such Member upon a hypothetical liquidation of the Company at the end of such Fiscal Year. In deten-nining the amounts distributable to the Members u on a h othetical li uidation it shall be presumed that (i) all of the Company's assets would be sold at their Gross Asset Value,
(ii) payments to any holder on any nonrecourse debt would be limited to the Gross Asset Value of the assets secured by repayment of such debt, and (Ili) all distributions to the Members will be made solely in accordance with Section 6.2 of this Agreement. If, upon the advice of the accounting firm retained to prepare the income tax returns of the Company, it is determined that the intention set forth in this Section I o~Appendix A is not being met by the allocations of Section 6.1 of this Agreement, the Manager shall have the discretion and authority to make such allocations of Profit or Loss, or items of income, gain, loss or deduction, compni sing such Profit or Loss as necessary to achieve the intentions set forth herein.

     2. Special Allocations.

     (a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to the portion of that Member's share of the net decrease in Minimum Gain during such year that is allocable to the disposition of any Company assets subject to one or more nonrecourse liabilities of the Company. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-20)(2)(1). Any Member's share of any net decrease in Minimum Gain shall be determined in accordance with Regulation Section 1.704-2(g). This Section is intended to comply with the minimum gain chargeback requirement in the Regulations and shall be interpreted consistently therewith.

     (b) Nonrecourse Deductions. Nonrecourse deductions for any Fiscal Year shall be allocated to the Members in accordance with their Sharing Ratios. For purposes of this Section, "nonrecourse deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of nonrecourse deductions for a Fiscal Year shall equal the excess, if any, of the net increase, if any, in the amount of Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a nonrecourse liability (as that term is defined in Regulation Section 1.704-2(b)(3)) that are allocable to an increase in Minimum Gain, determined according to the provisions of Regulation Section 1.704-2(d).

     (c) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement except Section 2(a) of Appendix A, if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease of Member Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of any Company assets subject to such Member Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-20)(2)(ii). Any Member's share of the net decrease in Member Minimum Gain shall be determined in accordance with Regulation Section 1.704-2(i)(5). This Section is intended to comply with the minimum gain chargeback requirements in the Regulations and shall be interpreted consistently therewith.

     (d) Member Nonrecourse Deductions. Any Member nonrecourse deductions for any Fiscal Year shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member nonrecourse deductions are attributable in accordance with Regulation Section 1.704-2(1). For piji-poses of this Section, "Member nonrecourse deductions" has the same meaning as "partner nonrecourse deduction" in Regulation Section 1.704-2(i)(1). The amount of Member nonrecourse deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, deten-nined in accordance with Section 1.704-2(i)(1).

     (e) Qualified Income Offset. In the event any Member unexpectedly receives any adjustment, allocation or distribution described in Regulation paragraph
(4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible.

     (f) Gross Income Allocation. In the event that any Member has a deficit Capital Account at the end of any Company Fiscal Year that is in excess of the sum of (1) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g)(1) and (1)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 2(f) of Appendix A shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Appendix A have been made as if Sections 2(e) and 2(f) of Appendix A were not in the Agreement.

     (g) Allocation In the Event of Section 754 Election. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code
Section  734(b) or Code  Section  743(b) is  required,  pursuant  to  Regulation
Section 1.704-1(b)(2)(iv)(m), to be taken into account in deten-nining Capital Accounts, the amount of that adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), then that gain or loss shall be specially allocated to the Members in the manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Regulation.

     3. Curative Allocations.

     (a) Regulatory Allocations. The allocations set forth in Section 2 of this Appendix ("Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704- 1 (b) and 1.704- 2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide distributions. Accordingly, the Managers are authorized to divide allocations of Profits, Losses and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company Atributions are required to be divided among the Members pursuant to this Agreement. In general, the Members anticipate that this will be accomplished by specially allocating Profits and Losses and items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to each Member is zero. The Manager will have complete discretion to accomplish this result in any reasonable manner.

     (b) Recharacterization of Fees or Distributions. In the event that a guaranteed payment to a Member is ultimately recharacterized as a distribution for federal income tax purposes (as the result of an audit of the Company's return or otherwise) and if such recharacterization has the effect of disallowing a deduction or reducing the adjusted basis of any asset of the Company, then an amount of Company gross income equal to such disallowance or reduction shall be allocated to the recipient of such payment. In the event that a distribution to a Member is ultimately recharacterized as a guaranteed payment for federal income tax purposes (as a result of an audit of the Company's return or otherwise), and if any such recharacterization gives rise to a deduction, such deduction shall be allocated to the recipient of the distribution.

     4. Special Tax Allocations.

     (a) Contributed Property. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members in any permissible manner so that a contributing Member, to the maximum extent possible, recognizes the variation, if any, between the Adjusted Basis and the initial Gross Asset Value of the property contributed by that Member.

     (b) Adjusted Property. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to that asset shall take into account any variation between the Gross Asset Value of that asset before such adjustment and its Gross Asset Value after such adjustment in the same manner as the variation between Adjusted Basis and Gross Asset Value is taken into account under Section 4(a) of Appendix A with respect to contributed property, and such variation shall be allocated in accordance with the principles of Regulation Section 1.704l(b)(2)(iv)(f), and the Members'capital accounts shall be adjusted in accordance with Regulation Section 1.704-1(b)(2)(iv)(g).

     (c) Recapture of Deductions and Credits. If any "recapture" of deductions or credits previously claimed by the Company is required under the Code upon the sale or other taxable disposition of any Company property, those recaptured deductions or credits shall, to the extent possible, be allocated to the Members pro rata in the same manner that the deductions and credits giving rise to the recapture items were originally allocated using the "first-in, first-out" method of accounting; provided, however, that this Section 4(c) of Appendix A shall only affect the characterization of income allocated among the Members for tax purposes.

     (d) Discretion of the Manager. Any elections or other decisions relating to the allocations under this Section 4 of Appendix A shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4 of Appendix A are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of below.

 this Agreement.

     5. Knowledge to Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Appendix A and the economic impact of the allocations on the amounts receivable by them under the Agreement. The Members hereby agree to be bound by the provisions of this Appendix A in reporting their share of Company income and loss for income tax purposes.

     6. Definitions. As used in this Agreement, the following terins have the meanings set forth

     (a) "Adjusted Basis" has the meaning given such term in Section 1011 of the Code.

     (b) "Adjusted Capital Account Balance" means that amount with respect to any Member equal to the balance of such Member's Capital Account at the end of the Fiscal Year after increasing the balance on such Member's Capital Account by any amount which the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g)(1) and (i)(5).

     (c) "Adjusted Capital Account Deficit" means with respect to any Member, the deficit balance, if any, in that Member's Capital Account as of the end of the relevant Fiscal Year, after given effect to the following adjustments: (i) credit to that Capital Account the amount by which that Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulation Sections 1.704-2(g)(1) and (i)(5), and (11) debit to that Capital Account the items described in paragraphs (4), (5) and (6) in Section 1.704- 1 (b)(2)(10(d) of the Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704- 1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     (d) "Capital Account" means the accounting record of each Member's capital interest in the Company. There shall be credited to each Member's Capital Account (a) the amount of any contribution of cash by that Member, (b) the Gross Asset Value of property contributed by that Member, (c) that Members allocable share of Profits and any items in the nature of income or gain are specially allocated to that Member (not including allocations pursuant to Section 4 of Appendix A) and (d) the amount of any Company liabilities that the Member assumes or takes subject to under Code Section 752. There shall be debited against each Member's Capital Account (i) the amount of all distributions of cash to that Member unless a distribution to the Member is a loan or is deemed a payment under Code Section 707(c), (ii) the Gross Asset Value of property distributed to that Member by the Company, (ill) that Member's allocable share 6f Losses and any items in the nature of expenses or losses which are specially allocated to that Member (not including allocations pursuant to Section 4 of Appendix A), and (lv) the amount of any liabilities of that Member that the Company assumes or takes subject to under Code Section 752. The transferee of all or a portion of an Interest shall succeed to that portion of the transferor Member's Capital Account that is allocable to the portion of the Interest transferred. This definition of Capital Account and the other provisions herein relating to the maintenance of Capital Accounts are intended to comply with Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Regulation Sections. In the event the Managers determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with those Regulations, the Managers may make such modification. The Managers shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Sections 1. 704-1 (b) and 1. 704-2.

     (e) "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for that year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income taxpurposes atthebeginning of the Fiscal Year or other period, Depreciation shall be an amount whichbears the same ratio to that different Gross Asset Value (as originally computed) as the federal income tax depreciation, amortization, or other cost recovery deduction for that Fiscal Year or other period bears to the adjusted tax basis (as originally computed); provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for the applicable year or period is zero, Depreciation shall be determined with reference to the Gross Asset Value (as originally computed) using any reasonable method selected by the Manager.

     (f) "Fiscal Year" means the year on which the accounting and federal income tax records of the Company are kept.

     (g) "Gross Asset Value" means with respect to any Company asset, the asset's Adjusted Basis, except as follows:

          (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of that asset, as detennined by the contributing Member and the non-contributing Members;

          (ii) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the date upon which any of the following occurs: (A) the acquisition of an additional interest in the Company after the Effective Date by any new or existing Member, in exchange for more than a de minimis Capital Contribution or the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Manager detennines that such adjustment is necessary or appropriate to reflect the relative economic interest of the Members of the Company; and (B) the liquidation of the Company within the meaning of Regulation Section 1.7041
(b)(2)(ii)(g);

          (iii) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of that asset on the date of distribution, as determined by the Member receiving that distribution and the other Member; and

          (iv) if an election under Code Section 754 has been made, the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that those adjustments are taken into account in detennining Capital Accounts pursuant to Regulation Section 1.704- 1 (b)(2)(iv)(m) and Section 2(g) of Appendix A; provided, however, that Gross Asset Value shall not be adjusted pursuant to this subsection (iv) to the extent that the Manager determines that an adjustment pursuant to subsection
(11) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

If the Gross Asset Value of an asset has been determined or adjusted hereby, that Gross Asset Value shall thereafter be detennined by taking into account all adjustments for Depreciation, if any, taken with respect to that asset for purposes of computing Profits and Losses.

          (h) "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, deten-nined in accordance with Regulation Section 1. 704-2(1).

          (i) "Member Nonrecourse Debt" has the same meaning as "partner nonrecourse debt" as set forth in Regulation Section 1.704-2(b)(4).

j) "Minimum Gain" has the meaning given such term in Regulation Section 1.704-2(d).

          (k) "Profit Account" means the accounting record of each Member's Interest in such Member's share of Profit. Each Member's Profit Account shall be increased by any Profit allocated to that Member pursuant to Section 6.1 of this Agreement and shall be reduced by any Loss allocated to such Member pursuant to
Section 6.1 of this Agreement and by any distributions to such Member pursuant to Sections 6.2 of this Agreement. The transferee of all or a portion of an Interest shall succeed to that portion of the transferor Member's Profit Account as allocable to the portion of the Interest transferred.

          (1) "Profits" and "Losses" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for that year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: i

               (i) any income of the Company exempt from federal income tax not otherwise taken into account in computing Profits or Losses shall be added to that taxable income or loss;

               (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704- l(b)(2)(iv)(0, shall be subtracted from that taxable income or loss;

               (iii) in the event the Gross Asset Value of any Company asset is adjusted as required by subsections (iij or (iii) of the definition of Gross Asset Value, the amount of that adjustment so'all be taken into account as gain or loss from the disposition of that asset (assuming the asset was disposed of just prior to the adjustment) for purposes of computing Profits or Losses in the Fiscal Year of adjustment;

               (iv) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the Adjusted Basis of that property may differ from its Gross Asset Value;

               (i) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing the taxable income or loss, there shall be taken into account the Depreciation for the Fiscal Year or other period; and

               (vi) any items of income, gain, loss or deduction that are specially allocated shall not be taken into account in computing Profits or Losses.

                               LICENSE AGREEMENT
                      MICHIGAN FILE 379/380/1061 TECHNOLOGY

This is an Agreement between Biotherapies, Inc., a corporation incorporated in the State of Michigan, with offices located at 3728 Plaza Drive, Suite 2, Ann Arbor, MI 48108 ("BIOTHERAPIES"), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan ("MICHIGAN"). This Agreement is effective as of the date executed by both BIOTHERAPIES and MICHIGAN (the "Effective Date"). BIOTHERAPIES and MICHIGAN agree as follows:

1.   BACKGROUND.

1.1 MICHIGAN has developed rights, including potential patent rights, in the "TECHNOLOGY" that is d9fined below.

1.2 Dr. Paul R. Ervin, Jr., is a shareholder of BIOTHERAPIES and a current or former employee of MICHIGAN, and has contributed to the creation of the TECHNOLOGY. He has elected and has agreed to receive rewards for commercialization of the TECHNOLOGY direczly through the operation of and/or his ownersh-i D 4 nterests in BIOTHERkPIES rather than through zhe royalty distriou::ion policy of MICHIGAN.

1.3 BIOTHERAPIES desires to obtain, and MICHIGAN, consistent with its mission of education and research, desires to grant a license of the 7ECHNOLOGY on the terms and condition S herein.

2.   DEFINITIONS.

2.1 "TECHNOLOGY", as used in this Agreement, shall mean the biological materials which are listed on the atzached Exhibit A which is hereby incorporated into this Agreement, and all 4nforma-ion, manufacturing techniques, data, designs or concepts (whether or not such specific information, manufacturing techniques, data, designs, or concepts are or become -publicly known or available) covering (--*) the human mammary cell growth inhibitor protein known as mammastatin, the aene encodin.-, such protein, and methods of making and using same, all as developed by MICHIGAN's employees Paul J. Ervin, Max Wicha and Robert Cody as described in MICHIGAN's Technology Management Office File No. 380 entitled "Human Mammary 'Cell Growth Inhibitor Protein," and F41e No. 1061 entitled "Mammastatin - A Mammary Cell Growth inhib`tor;11 and (ii) monoclonal antibodies directed against the protein known as mammastatin, and methods of making and using same, all as developed by MICHIGAN's employees Paul J. Ervin, Max Wicha, Robert Cody, and Mark Kaminski as described in MICHIGAN's Technology Management Office File No. 379 entitled "Monoclonal Ant- bodies to Human Mammary Cell Growth Inhibitor." TECHNO11OGY shall also include all invent-ions and discoveries in which MICHIGAN acquires ownership pursuant to Article 9 below.

2.2 "Parties", in singular or plural usage as required by the context, shall mean BIOTHERAPIES and/or MICHIGAN.

2.3 "Affiliate(s)" shall mean any individual, corporation, partnership, proprietorship or other entity controiled by, controlling, or under common control with BIOTHERAPIES through equity ownership, ability to elect directors, or by virtue of a majority of overlapping directors, and shall include any individual, corporation, oartnershiv, proprietorship or other entity directly or ind"recty owning, owned by or under common ownership with BIOTHEPAPIES to the extent of fifty percent (50%) or more of the voting shares, including shares owned beneficially b such party.

2.4 "Sublicensee(s)" shall mean any person or entizy, except an Affiliate, sublicensed by BIOTHERAPIES under this Agreement to make, have made, use, market or sell Produc~s.

2.5 "Licensed Patenz(s)" shall mean all patents and patent applications, as well as all foreign ecruivalenz pate_= appli- cations and Pazent Cooperation Trear~y filings, and all patents issuing nherefrom, in which MTCHIGAN has or acquires a property inte-rest, and (i) which cover an inven~ion included in the TECHNOLOGY, or (ii) which are included in this definition by operation of Paragraph 9.3 of this Agreement.

2.6 "Valid Claim(s)" means any claim(s) in an unexpired patent or pending in a patent anolication included within the Licensed Patents which has not been held unenforceable, unpatentable, or inva-lid by a decision of a court or other ao-,.rernmental agency of compezent jurisdiction, unappealable or unappealed within the time allowed for av-,)eal, and which has no-- been admitted to be invalid or unenforceable through, reissue or disclaimer. IF 4 n any country -here should be two or more such decisions conflicting with respec-- to the valid_`ty of: the same claim, the decision of the li~gher or highesz tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the c-~aim shall prevail when the conflictina decisions are equal in number, and the majority of decisions shall prevail when the conflicting deciS4ons are unequal in number.

2.7 "Product(s)" shall mean: (i) any goods or serv4ces whose manufacture, use or sale in any country would, ~Dut for this Agreement, comprise an infringement, includ-na cont-ributory infringement, of one or more Valid Claims; as well as (ii) any good or services incorporating, or the manufacture, use or sale of which utilizes TECHNOLOGY.

2.8 "Net Sales" shall mean the sum, over the term of this Agreement, of all amounts received and all other consideration received (or, when in a form other than cash or its ecruivalent, the fair market value thereof when received) by BIOTHERAPIES and its Affiliates from persons or entities due to or by reason of the sale, distribution or use of Products, less the following deductions and offsets, but only to the extent such sums are otherwise included in the computation o-f Net Sales, or are paid by BIOTHERAPIES and not otherwise reimbursed: refunds, rebates, replacements or credits actually allowed and taken by purchasers for return of Products; customary trade, quantity and cash discounts actually allowed and taken; excise, value-added, and sales taxes actually paid by BIOTHERAPIES for Products; and shipping and handling charges actually paid by B70THERAPIES - or Products.

2.9 "Gross Sublicensing Revenues" shall mean all amounts received and all other consideration received (or, when in a form other than cash or its equ~valenz, the fair market value thereof': when received) by BTOTHERAPIES and its AL"'iliates pursuant to any sublicense to a Sublicensee, and also pursuant to any -_,se, distribut-ion, or sar--le of ?_-oduc:_-s where such amounts or other consilderation are not includei in Net Sales.

2.10 "Rovalty Quarter(s)" shall mean the three-month ne--iods ending on -the last day of March, June, Sepzember and December of each year.

2.11 "First CommerC4a~ Sale" shall mean the first sale of any Product by BIO-7-HERAPIES or an Affilia:.e or Sublicensee. --------

3.   GRANT OF LICENSE.

3.1 M_-CHIGAN hereby grants to B 7 OTHERAPIES the exclusive, worldwide license under the Licensed Patents to make, have made, use, market and sell Products; with the right to arant sublicenses to kffiliates and Sublicensees subject to the terms and nrovisions of A_-zicle 8 below.

3.2 MICHIGAN hereby grants to BIOTHERIAPIES the worl6wide right t practice the TECHNOLOGY to make, have made, use, market and/or sell Prod"ucts. During the term of this Agreement MICHIGAN covenan-:s not to enter into any agreement allowing any other party -:o commercially pract--ce the TECHNOLOGY to make, have made, use, markec and/or sell Products.

3.3 MICHIGAN reserves the right to practice the TECHNOLOGY and the Licensed Patents solely for research and education purposes.

3.4 MICHIGAN further reserves the right to grant to the U.S. Government a nonexclusive, irrevocable, royalty-free license or licenses, with the right to sublicense, to all patent applications and resulting patents included in the TECHNOLOGY and the Licensed Patents, to the extent that such granz of license(s) is or may be required by research funding agreements between the University and the U.S. Government relating to the TECHNOLOGY or the Licensed Patents.

4.   CONSIDERATION.

4.1 BIOTHERAPIES shall pay MICHIGAN, with respect to each Royalty Quarter, a royalty equal ~o:

     (i) four percent (4%) of Net Sales o~ BIOTHERAPIES and Affiliate(s) for all Products defined under Subparagraph 2.7 (i) above; and

     (ii) one and one-half percen: (1.5%) of Net Sales of BIOTHERAP7ES and Affililate(s) for all other Products.

4.2 BT0THEP_kPIES shall also pay MICHIGAN., with respect to each Royalty Quarter, a royalr-v eaual to fifteen percent (15%) of Gross Sublicens_`ng ---- Revenues.

4.3 The obligation to pay MICH7,-_kN a royalty under --4s Arz`c-le 4 is imposed only once wir-h respect to the same unit of Product ,regardless of the number of Valid Claims or Licensed Patents covering the sane; howevef, for purposes of determination of payments due hereunder, whenever the term "Product" may app1j, to a property during var-'o-cus stages of manufacture, use or sale, Net Sales, as otherwise defined, shall be der 4 ved from the sale, distribution or use of such Produ.ct by BIOTHERAPIES or Affiliates a~ -.he s~age of its highest invoiced value to unrelated third parties.

4.4 As further cons iderat ion for this License Agreement and as reimbursement for paten~ expenses related to Licensed Patents previously incurred by MICHIGAN, BIOTHERAPIES shall pay to MICHIGAN the total sum of: $34,590.00, in payments as follows:

     (1) $15,000.00 shall accrue on December 31, 1996, an& shall be paid by BIOTHERAPT7S according to Paragraph 6.1; and

     (2) $13,918.00 shall accrue as of December 31 of each of the calendar years 1997, 1998, 1999, 2000, and 2001, and shall be paid by
          SIOTHERAPIES according to Paragraph 6.1.

5.   REPORTS.

5.1 Within thirty (30) days after the close of each Royalty Quarter during the term of this Agreement (including the close of any Royalty Quarter immediately following any termination of zhis Agreement), BIOTHERAPIES shall report to MICHIGAN all rovalties accruing to MICHIGAN during such Royalty Quarter. Such quarterly reports shall indicate for each Royalty Q---.a---L-er the gross sales and Net Sales of Products by BIOTHERAPIES and Affiliates; such reports shall also indicate the source and amount of all Gross Sublicensing Revenues (including, where such information is provided to BIOTHERAPIES or Affiliates, the aross sales and net sales of Products by Sublicensees) and any other revenues with respect to which paymenz~s are due, and the a-mount of such payments, as well as the various calculations us~d to arrive at said amounts, including the quantity. ption (nomenclature and type designation), country of manufacture and country of sale of Products. In case no payment is due -for any such period, BIOTHER-kPIES shall so report.

5.2 BIOTHERAPIES covenants that: it will promptly establish and '~fi re and consistenzly employ a syszeip. of specific nomenclature designations for Products so that various types can be identified and segregated, where necessary; BIOTHERAPIES, Affiliates and SubJ4 ~censees shall consistently employ such system when rendering invoices thereon and henceforth agree to inform MICT-=3_kN, or its auditors, when requested as to the details concern--'na such nomencla7:ure system as wel-, as to all additions there:o and changes therein.

5.3 BIOTHERAPIES sh-all keep, and shall reauire ~ts Affiliates and Sublicensees tc keep, true and accurate records and books of account cont-ain-'ng data reasonably required for the comouzation and verifica:iion or oavments to-be made as C7 - provided by this Agreemenz, whi h records and books shall be open for inspec:--'on upon reasonable notice dur--'-ig business hours by eithe-- MICHIGAN auditor(s) or an inaepenaen certified accoun--ant selected by MICHIGAN, for the ourr)ose of veri-fying the amount of payments due and pavable. said right of inspection w--'--l exist for six (6) years from the date of filing of the report for the Royalty Quarter :c wh~ch such records and books of account relate in support thereof, and this recruiremen: and riaht of inspection shal.1 survive any termination of ~__-.is Agreement. MICHIGAN shall be responsible for all expenses of such inspection, except that if such inspection reveals an underpayment of royalties to MICHIGAN in excess of ten percent (10%), then said inspection shall be at BIOTHERAPIES s expense and such underpayment shall become immediately due and payab'-e to MICHIGAN.

5.4 The reports provided for hereunder shall be certified by an authorized representative of BIOTHERAPIES to be correct to the best of BIOTHERAPIES's knowledge and information.

6.   TIMES AIND-CURRENCIES OF PA ENTS.


6.1 ?ayments accrued during each Royalty Quarter s-all be due and payable in Ann Arbor, Michigan on the date eac cruarterly report is due (as provided in Paragraph 5.1), shall be .Lncluded with such report and shall be paid in United States dollars. BIOTHERAPIES agrees to make all payments due hereunder to M7 CHIGAN by check made Dayable tc "The Regents of The University oil Michigan, " and sent by prepaid, certified or registered mail, return receipt requested, to the address for notices set forth in
     Article 21 herein.

6.2 on all amounts outstanding and payable i to MICHICAN, interest shall accrue on an annualized basis from the date such amounts are due and payable at two percentage points above the prime lending rate as established by the C-,ase ~Ianhattan Bank, N.A., in New York City, New York, or at such -ower rate as may be required !Dy law.

6.3 Where Net Sales are generated or Gross Sublicensing Revenues are received in -f:oreign currency, such foreig~- cur--ency shall be converted inzo its equivalent in Un~ ' ted Sta:~es dcllars at the exchange raze of such currency as reported (or erroneously reported, as subsequently co_rrecte-_~~) ir. the Wall Streez Journa- on the last business day of the Roya__Zy Quarter during which such payments are received' by BIOTHERAPIES or Af-filiates (or 4f not reported on that date, as quoted by the Chase Manhattan Bank, N.A., in New York City, New York)

6.4 Except as provided in the definitio.- of Nez'SaLes, =11 --- I_Oyp~ty payments to MICHIGAN under this Agreemenz shall be ------------------ wIthout deduction for sales, use, excise, -personai property or other similar ta~:es or other duties imposed on s~_lch --------- payments by :~he government of any country or any poLitical sub.d4V4s~on thereoz; and any and all such taxes or shall be assumed by and paid b,,,- BIOTIHERAPIES.
     ------

 7.  COMMERCIALIZATION



7.2 s understoo- zna-- BIOTHERAP7ES has --he resp:)ns---jlity to do ai approv s necessary for any government a-Is to that manu-facture and/or sell Products, except as o--'---__-wise specifically provided herein W4th recard to Li-nse_,,~ 'Patents.

     BIOTHERAPIES aarees to use its best efforts to 6eve--op Products, obtain any government approvals necessary, and manufacture and sell Product S 4 n an expeditious manner; and to effectively expLoit, market and manufactu-re in suf~ficient quantities to meet anticipated customer demand and to make the benefits of the Products reasonably available to the public.

7.3 BIOTHERAPIES shall also achieve milestones according to the schedule set out below.

     The following m4-lestones apply to this Paragraph 7-3:

     (1) "Milestone 10 shall be demonstration by BIOTHERAPIES (to MICHIGAN's reasonable satisfaction) of the completion of equity investment financing or research -ffunding agreements providing BIO."HERAPIES with a tozal of at least four hundred thousand dollars ($400,000.00) in private, cash (non-debt) equity investment and cash Lundina -zor BIOTHERAPIES research;

     (2) "Milestone 2" shall be demonstration by '-5--OTHERAPIES (to MICHIGAN's reasonable satisfaction) of the commencement of preclinical animal trials for develoiDment of a therapeutic Product, and the commencement of clinical trials for a diagnostic Product;

     (3) "Milestone 3" shall be demonstration bv (to MIC~-'IGAK's reasonable satisfaccior) of the f"i'ling of an FDA IND for the commencement of human Cl4rical trials for a theraneutic Product, and -final sub.-.1'ssion to the FDA of all teszi data reauired for aovernmen7_al approval of the sale of a diagnostic Product;

     (4) "Milestone 4." shall be demonstration by E10THEPLAPIES (to MICHIGAN's -reasonable satisfaction) of the commencement of FDA Phase I clinical trials for a therapeutic Product, and final approval by the FDA of the public sale of a diagnostic Product; and

     (5) "Milestone 5" shall be demonstrat:4 on by BIOTHERAPIES (to MICHIGAN's reasonable satisfaction) of the commencement o.f FDA Phase III clinical trials ---- for a theraoeutic Product.

 The following ~s the milestone achievement schedule. BIOTHERAPIES shall achieve demonstration of the milestones by -the dates set out below, and, upon any failure to do so, MICH7GAN may az Jts option terminate ~his-Agreement and the license rights conveyed herein:

 (1)     Milestone 1:            December 31, 1996;

 (2)     Milestone 2:            January 31, 1-997;

 (3)     Milestone

 (4)     Milestone 4:

 (5) Milestone 5: December 31, 2002.

7.4 BIOTHERAPIES agrees to substantially manufacture or have manufactured all Products in the United States.

7.5 BIOTHERAPIES agrees that it will maintain a principal business office within the State of Michigan for at least five (5) years following the Effective Date, and that it will, where commercially reasonable, make reasonable attempts to establish any Product production facilities and research facilities of BILOTHERAPIES in MICHIGAN.

7.6 Within fifteen (15) days after the First Commercial Sale, BIOTHERAPIES shall report by written letter to MICHIGAN the date and general terms of that sale. j

8.   SUBLICENSING.

8.1 BIOTHERAPIES shall have the exclusive right to grant sublicenses to -4ts rights under Article 3 above to Affiliates and Sublicensees, to make, have made, use, market and sell Products.

8.2 BIOTHERAPIES shall notify MICHIGAN of every sublicense agreement and each amendment thereto, within thirty (30) days after their execution, and indicate the name of the Sublicensee or Affiliate, the terr-tory of the sublicense, the scope of the sublicense, and the nature, timing and amounts of all ---*:ees and royalties --o be paid thereunder.

8.3 Any sublicense granted by BIOTHERAPIES under this Article 8 shall provide for its termination upon termination of this Agreement, provided, however, that a sublicense granted to any Sublicensee may permit such Sublicensee, by written notice to MICHIGAN within sixty (60) days of the Sublicensee's receipt of written notice of such termination, to elect to continue its sublicense. No such election will be valid unless (i) the sublicense conforms to the requirements of this Article 8, and (ii) the Sublicensee agrees in writing at the time of election to assume in respect to MICHTGAN all of the obligations (including obligations for payment) contained in its sublicense agreement with BIOTHERAPIES.

8.4 All sublicenses shall be consistent with the terms and conditions of this Agreement, and shall contain acknowledgements by the Sublicensee or Affiliate of MICHIGAN's rights in the TECHNOLOGY and Licensed Patents, and the disclaimer of warranty and limitation on MICHIGAN's liability, as provided by Artic,:e 12 below. All sublicenses shall also contain provisions under which the Sublicensee or Affiliate accepts duties to keep records; to avoid improper representations or responsibilities; to defend, hold harmless, and indemnify MICHIGAN; to control export; to restrict the use of MICHIGAN's name; and to properly mark Products with patent notices; which duties shall be at least equ4valent to those accepted by BIOTHERAPIES in Paragraphs 5.3,
     12.4 and 13.1, and Articles 17, 19 and 20, respectively, herein.

8.5 All sublicenses shall provide for each Sublicensee or Affiliate to pay taxes due, if any, in the same manner as set out in Paragraph 6.4 above, or shall provide that the Sublicensee or Affiliate will be responsible for such taxes should the sublicense be assigned to MICHIGAN.

8.6 All sublicenses shall provide the right for BIOTHERAPIES to assIgn its rights under the sublicensi to MICHIGAN.

9.   OWNERSHIP OF T CTUAL PROPERTY.



9.1 BIOTHERAPIES acknowledges MICHIGAN's ownership interest in all Licensed Patents as defined in Paragraph 2.5 (i) above.

9.2 MICHIGAN employees might be engaged as employees or consultants to BIOTHERAPTES or Affiliates during the time of the--'r employment with MICHIGAN. Where any material invention (whether or not zatentable), discovery or computer software is conceived, reduced to practice or developed 6y deve-lopers/invenzors acting as emp-,oyees of or consultants to BIOTHERAPIES or Affiliates, and persons concurrently employed by MICHIGAN constitute part or all of that group of developers/inventors, then BIOTHERAPIES shall disclose to MIC147GAN full details of the nature of the invention, discovery or computer software, the circumstances of its concept-ion, reduction to Dractice and/or development, and the persons const-izi_:ting the group of developers/Inventors.

9.3 BIOTHERAPIES acknowledges that MICHIGAN employees have certa4n obligations to MICHIGAN with respect to any invenzion, discovery or computer software which is conceived, reduced to practice or developed in whole or in part with the use of MICHIGAN ]"unds, facilities or equipment, as part of research sponsored at MICHIGAN ' or in the course of the performance of d-,--ties for MICHIGAN. These obligations ------ include duties to disclose and assign such inventions, discoveries and computer software to MICHIGAN. Such --- obligations of M:CHIGAN emplo ees a Agreement.

10.  PATENT APPLICATIONS AND MAINTENANCE.



10.1 BIOTHERAPIES may administer the filing, prosecution and maintenance of T 'censed Patents, including fore4gn filings and Patent Coooeration Treaty filings, provided that: (i) all such filing, prosecution and maintenance shall be at BIOTHERAPIES's sole expense, and BIOTHERAPIES shall directly pay all associated third party fees, including attorney fees and patent office fees; (ii) MICHIGAN shall have the right to review and comment upon all aspects of such filing, prosecution and maintenance, and BIOTHERAPIES shall provide MICHIGAN with copies of all documen--s relating thereto -n sufficient time to allow such review and comment by MICHIGAN, and BIOTHERAPIES shall otherwise endeavor to provide MICHIGAN with a meaningFul opportunity to participate fully in a--, aspects of such filing, prosecution and maintenance; and (iii) all such filing, prosecution and maintenance shall be handled through an agent or attorney engaged by BIOTHERA-PIES (and acknowledging BIOTHERAPIES as the sole Party responsible for expenses) , reasonably accept- able to MICHIGAN, which agent or attorney shall be required to treat BIOTHERAPIES and MICHIGAN as its joint cl-ient in such Atters.

10.2 If BIOTHERAPIES decides to refrain from or zo cease prosecuting or maintaining any of Licensed Patents, B701HERAPIES shall notify M7CHIGAN promptly and in suff`c~ent ---------- time to permit MICHIGAN 'In its sole discretion to continue ---- such prosecution or main-enance. If MICHIGAN decides to so continue, then those Patent aDz:) -1.41. cations and natents shall thereafter be deemed no:~ included in the definitions c - "TECHNOLOGY" and "Licensed Patents" herein; except that r)rior to such continuance, MICHIGAN shall notify BIOTHEP-kPIES its decision zo so continue and in good faith offer to allow BIOTHERAPIES to agree ~c reimbursement of all expenses incurred by M7C-~:7GAN for such continuance, and if such agreement is promptly made then those patents and patent applications shall rema-'n included as part of "TECHNOLOGY" and "Licensed Patents" herein.

11.  INFRINGEMENT

11.1 During the term of this Agreement, BIOTHERAP77S shall have the first option to police the T icensed Patents and -Oroducts against infringement by other parties. This right to police includes defending any action for declaratory judgmen-_ of nonin-7-ringemen- or invalidity; and prosecuting, defendin-- or settling all infringement and declaratory judgment actions at its exnense and, through counsel of its selection, except that any such settlement shall only be made with the advice and consent of MICIZIGAN. MICHIGAN shall provide r easonable assistance to B-_-OTHERA:--'_-E'S with resDect to suc-In actions, provided BIOTHERAPIES shall reimburse MICHIG_kN for out-of pocket expenses incurred 2n connectJon with any such as S4 stance rendered at BIOTHERAPIES's request or reasonably requIred by M!C_:;IGAN. .7- the event BIOTHERAPIES elects to institute any such actlon or suit, MICHIGAN agrees to be named as a nominal party therein. MICHIGAN retains 'the right to participate, with counsel of its own choosing, in any action under this Paragraph 11.1.

11.2 In the event that BIOTHERAPIES shall institute an action for infringement of a Licensed Patent or defend a declaratory judgment or other action with respect to a Licensed- Patent, any portion of any resulting settlement paymenzs or damages awarded which is received by BIOTHERAPIES, less 3IOTHERAPIES's actual outside attorney fees and ozher direct, out-of-pocket litigation expenses, including expenses due MICHIGAN for its participation in said litigation as provided under Paragraph 11.1 (not to include any compensaton paid to employees of BIOTHERAPIES or Affiliates) paid and u'n_-ecovered by BIOTHERAPIES, shall be paid 85% to BIOTHERAPIES and 15% to MICHIGAN.

11.3 In the event that BIOTHERAPIES fails tt take action to abate any alleged infringement of a Licensed Patent within s'xty (60) days of a request by MICHIGAN to do so (or within such shorter period which might be required to preserve ::he legal rights of MICHIGAN under the laws of any relevant covernment or political subdivision thereof), then MICHIGAN shall have !:he right to take such act~on (including prosecuticn cf a suit) at its ex-oense and BIOTHERAPIES shall use reasonable ef"Lorts to cooperate in such act~on, a: BIOTHEPLAPT7S'S expense. in the event MICHIGAN elects zo insci~:ute anv such action or suit--, BIOTHE~Lkp7ES agrees to be named as a nominal party therein. MICHI&kN shall have full au~_hority to settle on such terms as
     MICHIGAN shall determine, except :ih,at MICHIGAN shall not reach any settlemen~ wherebv it 1-- 'censes a third party under any Licensed Patents without the consent of BIOTHERAPIES, which consent can be withheld for any reason. MTC_rTIGAN shall retain one hundred percent (100%) of any recovery or se_:~tlement under this Paragraph 11.3, a--.'-e-payment to B-0-HEERAPILES (such payment not to excee-~ the recovery or settlement amounts actually received bv MICL:i"17AN) of any unrecovere3 expenses paid by BIOTHERAPIES at MICHIGAN's recr-,est to third parties in furtherance o`: such act.on.

11.4 BIOTHERAPTES shall PrO.-nDtlY notify MICHIGANY-in writing in 6etail of zhe -;, b% a third party of iscover-y of any allegation infringement resulting Efrom the practice of License-_~ Patents, and of the in4tiation of any legal action by BIOTHERZ~.P:ES or bv anv third party with regard to any allegec~ infringement or noninfringement. BIOTHERAPIES shall in a zimel7y manner keep MICHIGAN, in-Formed and provide copies to MICHIGAN of al! documents reaardincy all such proceedings or actions instituted by BIOTHERA-PIES.

12.  NO WARRANTIES, -LIMITATION ON MICHIGAN's LIABILITY.

12.1 MICHIGAN, includina its fellows, officers, employees and agents, makes no representations or warranties that any Licensed Patent is or will be held valid, or that the manufacture, use, sale or other distribution of any Products will not in-fringe upon any patent or other rights not vested in MICHIGAN.

12.2 MICHIGAN, 7NCLUDING ITS FELLOWS, OFFICERS, EMPLOYEES AND AGENTS, MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE :MPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILIT7ES WHATEVER WITH RESPECT TO DES7GN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY BIOTHERAPIES, AFFILIATES OR SUBLIC43NSEES OF PRODUCTS.

12.3 THE ENTIRE RISK AS TO PERFORMANCE OF PRODUCTS IS ASSUMED BY BIOTHERAPIES, AFFILIATES AND SUBLICENSEES. In no event shall MICHIGAN , 4 ncluding its fellows, officers, employees and agents, be responsible or liable for any direct, indirecz , special, incidental, or consequential damages, or lost profits or ozher econom--*c loss or damage, to B--OTHERAP7ES, Af'f'iliates, Sublicensees or any other individual or entity regardless of -7--gal theory. -he above lim4tations on 11'ability apply even though MICHIGAN, its fellows, officers, employees or agents may have been advised of the possibility o-": such damage.

12.4 BIOTHERAPIES shall noz, and shall require that its Affiliates and Sublicensees do not, make any statements, repres entat ions or warranties or accept any liabilities or resDonsibilit4es whatsoever to or with regard to any person or entity which are inconsistent wi-:h any disclaimer or limitation included in th~s Article '~2.

13.  INDEMNITY INSURANCE,

13.1 B-LOTFERAPIES shall defend, indemnif::y and hold harmless and shall require i~s Affiliates and Sublicensees to defend, indemnify and ; hc-- Id harmless MICHIGAN, izs fellows, officers, employees and agents, for and against any and all claims, demands, damages, losses, and expenses of any na--ure (including atto--neys' fees and other litigation expenses) resulting from, but no-- limited to, death, perscnal injury, illness, prope--zv damage, economic loss or proaucts liability arising from or --'n connection W4th, any o--" the --':ollow~ncr:

     (1) Any manufac7ure, use, sale or other disposizion by BIOTHERAP7ES, Affiliates, Sublicensees or zrans'lerees of Products;

     (2) The direct or indirect use by any person of Products made, used, sold or otherwise distributed by BIOTHERAPIES, Affiliates or Sublicensees;

     (3) The use by BIOTHERAPIES, Affiliates or Sublicensees of any invention or computer software related to the TECHNOLOGY or the Licensed Patents.

13.2 MICHIGAN shall ]oe entitled to participate at -4-zs option and expense through counsel of its ow-n selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 13.1 above.

13.3 Prior to any distribution of any Product by BIOTHERAPIES or an Affiliate (including any distribution -for clinical trials) , BIOTHERAPIES shall purchase and maintain in effect a policy of product liability insurance. Prio-1- 7.o any distribution of any Product by a Sublitensee (including any distribution fcr clinical trials) , BIOTHERAPIES shall require that the Sublicensee purchase and maintain in effect a policy of r)roduct liab-`lity insu--ance. Each such insurance policy shall provide reasonable coverage for all claims with respect to any Products manufactured, sold, licensed cr other-wise distributed by zIOTHERAPIES and Af---- "ilia-Les -- or, 4n the case of a Sublicensee's policy, by said Sublicensee -- and shall specify MICHIGAN, including - its fellows, officers and employees, as an additionai insured. BIOTH7-P-k-ITES shal' urnish certificate(s) of such insurance ro MICHIGAN, upon recruest.

14.  TERM;--AND TERMINATION.

14.1 Upon any termination of this Agreement, and except as Provided herein -:o the contrary, all rights and obligations of the Parties hereunder shall cease, except as follows:

(1) Obligations to pay royalties and other su:-Ps acc-ruing hereunder uD to the day of such termination;

(2) MICHIGAN's rights to inspect books and records as described - ~n Article 5, and B7071HERAPIES'z obligations to keep such records for the required time;

(3)  Obligations to hold harm~ess, defend and MICHIGAN under Article 1.3;

(4) Any cause off action or claim of BIOTHER_kp-ES or MIC-;~7.IGAN accrued or to accrue because of any breac-- or de-fault by the other ?-=rty hereunder;

(5) The genera-- rights, obligations, and understandings of Articles 2, 12, 17, 19, 20, 26 and 29; and

     (6) All other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both Parties.

14.2 This Agreement will become effective on its Effective Date and, unless terminated under another, specific provision of this Agreement, will remain in effect until and terminate uDon the latter of (i) the last to expire of Licensed Patents, (ii) the tenth anniversary date of the Effective Date or
     (iii) the seventh anniversary date of the date of the F 4 rst Commercial Sale.

14.3 if BiOTHERAPIES shall at any time default in the payment of any royalty or the making of any report hereunder, or shall make any false report, or if either Party shall commit any material breach of any covenant or pr~mise herein contained, and shall fail to remedy any such default, breach or report within thirty (30) days after written notice thereof by the other Party specifying such default, then that other Party may, at its ontion, terminate this Agreement and the license righ~s granted herein by notice in writing to such effect. Any such termination shall be without prejudice to either Party's other legal rights for breach of this Agreement.

14.4 E-70TFERAPIES may terminate this Agreement by giving MICHIGAN a notice of --ermination, which shall include a statement of the reasons, whatever they may be, for such termination and the termination date established by BIOTHERAPIES, which date S_ ~Iall not be sooner than ninety (90) days after the date of the notice. Such notice shall be deemed by the Parties to be final and, immediately upon receipt of such no'ce of L termination, MICHIGAN shall have the right to enter into agreements with others for the manufacture, sale, and/or use Of Products. LU_La1_\T_M_F.UT.

15. ASSIGNMENT

     Due to the unique relationship between the Parties, th 4S Agreement sha-1-1 not be assignable by either Party L. t-wizhou- the pr, - written consent of the other Party. Any a temot to a 11 be void from assign this Agreement withou~- such consent sh the beginning. MICH7GA_N shal' not unreasonably withhold consent for 310T_HEPAP1-'ES to assign -his Agreemen-" to a purchaser of all or substantially all Of BIOTHERAPIES's business. No assignment shall be effective unless and until the intended assignee agrees in writing to accep:: all of the terms and condi~- ions of this Agreement. Further, B70THERAPIES shall refrain from pledging any of -he license rights grante6 in this Agreement as security for any creditor.

19.  USE OF MICHIGAN'S NAME.

     BIOTHERAPIES agrees to refrain from using and to require Affiliates and Sublicensees to refrain from using the name of MICHIGAN in publicity or advertising without the prior written approval of MICHIGAN. Reports in scientific literature and presentations of joint research and development work are not considered publicity.

20.  PRODUCT MARKING.

     BIOTHERAPIES agrees to mark, and to require Affiliates and Sublicensees to mark, Products with the appropriate patent notice as approved by MICHIGAN (when appropriate), such approval not to be unreasonably withh1ld.

21.  ND-ZME3.

     Any notice, request, report or payment required or permitted to be given or made under this Agreement by either Party shall be given by sending such notice by certified or registered mail, return receipt requested, to the address set forth below or such other address as such Party shall have specified by written notice given in conform4ty herewith. Any notice not so given shall not be valid unless and until actually received, and any notice given in accordance with the provisions of this Paragraph shall be e-- ;:fective when mailed.

     To MICHIGAN:                       The University of Michigan
                                        Technology Management Office
                                        Wolverine Tower, Room 2071
                                        3003 S. State Street
                                        Ann Arbor, M! 48109-1280

                                        Attn:       File Nc. 379/380/1061



     To BIOTHERAPIES:                   Biotherapies, Inc.
                                        3728 Plaza Drive, Suite 2
                                        Ann Arbor, MI 48108




                                        Attn:       Dr. Paul R. Ervin, Jr.

22.  INVALIDT Y.

In the event that any term, provision, or covenant o-F this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove such invalidity, illegality or unenforceability, and the remaining terms, proV4 sions and covenants shall not in any way be affected or impaired thereby.

 29.     JURISDICTION AND FORUM.
          The Parties hereby consent to the jurisdiction of the courts of the State of Michigan over any dispute concerning this Agreement or the relationship between the Parties. Should BIOTHERAPIES bring any claim, demand or other action against MICHIGAN, its fellows, officers, employees or agents, arising out of this Agreement or the relationship between the Parties, BIOTHERAPIES agrees to bring said action only in the Michigan Court of Claims.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.


FOR BIOTHERAPIES, INC.              FOR THE REGENTS OF THE
                                    UNIVERSITY OF MICHIGAN



By                                  By
    ---------------------------           ---------------------------
    (authorized representitive)           (authorized representative)


Typed Name   Paul R. Ervin Jr.      Typed Name Robert L. Robb
      -------------------------           ---------------------------

Title President                     Title   Director,
                                            Technology Management Office
    ---------------------------           ---------------------------


Date     3/26/96                    Date       3-29-96
    ---------------------------           ---------------------------
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     UNIVERSITY OF MICHIGAN/BIOTHERAPIES LICENSE AGREEMENT (379/380/1061) OF

                                ----------------
          EXHIBIT A: BAILMENT OF BIOLOGICAL MATERIALS TO BIOTH-ERAPIES

The following description of biological materials ("MATERIALS11) is hereby included as part of the definition of "TECHNOLOGY" in the License Agreement to which this Exhibit A is attached, and the following terms are hereby incorporated into and made a part of the License Agreement. BIOTI~MRAPIES acknowledges that it currently has samples of MATERIALS in its possession.

"Derivatives" as used herein shall mean any progeny, sequences, clones, or molecules replicated or derived from MATERIALS by BIOTHERAPIES, and products and processes which would not have been made or developed but for BIOTHERAPIES's access to MATERIALS.

The transfer of Materials to BIOTHERAPIES under this Exhibit A represents a bailment by MICHIGAN, and ownership of the MATERIALS is not transferred to BIOTHERAPIES. Upon an% termination of the License Agreement, BIOTHERAPIES shall at MICHIGAN's discretion either destroy all remaining MATERIALS and Derivatives (and certify such destruction to MICHIGAN's reasonable satisfaction), or return them to MICHIGAN; except that upon ter-mmation of the License Agreement according to its Paragraph 14.2, all MATERIALS shall be deemed assigned to BIOTHERAPIES by MICHIGAN as of the termination date.

BIOTHERAPIES will use MATERLkLS and Derivatives only for the pActice of the rights g-ranted to BIOTHERAPIES under the License Agreement.

BIOTHERAPIES will use MATERIALS and Derivatives only in compliance with all applicable laws and regulations (including the NIH Recombinant DNA Guidelines, where applicable). MATERIALS ARE NOT FOR USE IN HUMANS, except as authorized under applicable laws and regulations.

BIOTHERAPIES shall not transfer MATERIALS and Derivatives to any other party, except those of its Affiliates and Sublicensees who agree in writing to be bound by the terms of this Exhibit A; and vdio also ag- ree in writing to return all remaining MATERIALS and Derivatives to BIOTHERAPIES upon any te=ination of the License Agreement (for their de5-ruction or return to MICHIGAN), unless assigned to BIOTHERAPIES by MICHIGAN.

BICITHERAPIES assw-nes all resoonsibility for the safe use and handling of MATERIALS and Derivatives, and will defend, indemnify and hold harmless MICHIGAN, its employees, officers, fellows and agents against any and all claims arising from BIOTHERAPIES's and its transferees' acceptance, use, storage, handling, or disposal of MATERIALS and Derivatives.

MICHTGAN makes no representation that MATERIALS supplied by it or the methods used in makinc, MATERIALS are free from liabilin, ior patent infringement.

BIOTHERAPIES acknowledges that MATERIALS are a part of the TECf-INOLOGY under the License Agreement, and that all terms pertau-~ng to the TECHNOLOGY in the License Agreement thus apply to MATERIALS, including all disclaimers of warranties and requirements of defense and indemnity by BIOTHERAPIES. NOTE THAT PURSUANT TO THE LICENSE AGREEMENT ALL TECHNOLOGY, INCLUDING MATERIALS, IS PRO\"TDED WITHOUT WARRANTY OF MERCI-LAI\-TABILIT-Y OR FIT-NESS FOR A PARTICULAR PURPOSE OR USE OR AN"YOTHER WARRANTY, EXPRESSED OR IMPLIED.

DESCRIPTTON OF BIOLOGICAL MATERIALS:

hybridoma 7G6 mouse and the monoclonal antibodies produced by the hybridoma hybridoma 3C6 mouse and the monoclonal antibodies produced by the hybridoma hybridoma 6B8 mouse and the monoclonal antibodies produced by the hybridoma

pMammA DNA clone
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                           THE UNIVERSITY OF MICHIGAN
 Thomas Triinmer
 Biotherapies Incorporated
 5692 Plymouth Road
 Ann Arbor, MI 48105

 Dear Tom:




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                                   SCHEDULE"B"

                             MAMMASTATIN SERUM ASSAY

          The Mammastatin Serum Assay is a quantitative assay used for measuring mammastatin in biological samples composed of monoclonal antibody against mammastatin and marnmastatin protein standards. The serum assay may contain, in addition, components of a "Kit" which would allow antibody based detection of the mammastatin protein. Components of the Kit could include but not be limited to: anti- mammastatin monoclonal antibody, marnmastatin protein , second antibody to detect anti-mammastatin monoclonal antibody, substrates to develop color from the assay, membrane to immobilize serum proteins, an apparatus to perforrn the ~j ot, a scanner to read the blot, and a software program and computer to interpret the blot.

          The assay is performed by applying a sample (serum or other fluid) and control protein (mammastatin protein in solution, human serum with known amounts of mammastatin, or sorne otlier liquid containing marnmastatin of known amounts) to a membrane using a dot-blot apparatus and suction. The membrane is then incubated with anti-mammastatin antibody, washed and then incubated with a second (detecting) antibody which is labeled by enzymatic means. The membrane is then washed and developed with a substrate solution. Samples containing mammastatin will show a colored reaction where the intensity of color is proportional to the amount of marnmastatin in the sample. The developed membrane is then analyzed by desktop scanner and interpreted using appropriate software.

          The assay may be modified to utilize additional anti -mammastatin antibodies and different fon-nats. The Assay may be ELISA, or EIA based but will, in any of its forms remain an antibody based system for measuring the quantity of marnmastatin protein in a liquid. In all cases marnmastatin is defined as a human derived protein with fon-ris of 53, 49 and 44 kD which is growth inhibitory for breast cell, phosphorylated, and produced by nonnal human mammary cells.


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                                  SCHEDULE"C"

1. 26,250 common shares being held for the Directors of Biotherapies under stock option agreements.

2. Biotherapies intends to Implement an employee stock option plan setting aside a total of 5% of the total outstanding shares of Biotheraples for the employees.

3.   Biotherapies intends to grant an option to Thomas D. Trimmer,  President of
     Blotherapies,   to  purchase  10%  of  the  total  outstanding   shares  of
     Biotherapies upon meeting certain conditions.

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